                                                                  EXHIBIT 10.1

                                                               [Execution Copy]

                               U.S. $100,000,000


                               CREDIT AGREEMENT,


                         dated as of February 13, 1998


                                     among


                              MEDAPHIS CORPORATION

                                as the Borrower,


        VARIOUS FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO,

                                as the Lenders,


                           DLJ CAPITAL FUNDING, INC.,

                    as the Syndication Agent for the Lenders


                                      and


                              WACHOVIA BANK, N.A.,

                  as the Administrative Agent for the Lenders,






                                  ARRANGED BY

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                               TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----


                                                     ARTICLE I

                                         DEFINITIONS AND ACCOUNTING TERMS
    1.1.      Defined Terms.......................................................................................1
    1.2.      Use of Defined Terms...............................................................................24
    1.3.      Cross-References...................................................................................24
    1.4.      Accounting and Financial Determinations............................................................24

                                                    ARTICLE II

                                        COMMITMENTS, BORROWING AND ISSUANCE
                                      PROCEDURES, NOTES AND LETTERS OF CREDIT

    2.1.      Commitments........................................................................................25
    2.1.1.    Revolving Loan Commitments.........................................................................25
    2.1.2.    Swing Line Loan Commitment.........................................................................25
    2.1.3.    Letter of Credit Commitment........................................................................25
    2.1.4.    Lenders Not Permitted or Required to Make Loans....................................................25
    2.1.5.    Issuer Not Permitted or Required to Issue Letters of Credit........................................26
    2.2.      Reduction of the Commitment Amount.................................................................26
    2.3.      Borrowing Procedures, etc..........................................................................26
    2.3.1.    Revolving Loans....................................................................................26
    2.3.2.    Swing Line Loans...................................................................................26
    2.4.      Continuation and Conversion Elections..............................................................28
    2.5.      Funding............................................................................................29
    2.6.      Issuance Procedures................................................................................29
    2.6.1.    Other Lenders' Participation.......................................................................29
    2.6.2.    Disbursements......................................................................................30
    2.6.3.    Reimbursement......................................................................................30
    2.6.4.    Deemed Disbursements...............................................................................30
    2.6.5.    Nature of Reimbursement Obligations................................................................31
    2.7.      Notes, etc.........................................................................................31

                                                    ARTICLE III

                                    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

    3.1.      Repayments and Prepayments; Application............................................................31
    3.1.1.    Repayments and Prepayments.........................................................................31
    3.1.2.    Application........................................................................................34
    3.2.      Interest Provisions................................................................................35
    3.2.1.    Rates..............................................................................................35


Section                                                                                                        Page
-------                                                                                                        ----
    3.2.2.    Post-Maturity Rates................................................................................35
    3.2.3.    Payment Dates......................................................................................35
    3.3.      Fees...............................................................................................35
    3.3.1.    Commitment Fee.....................................................................................36
    3.3.2.    Agent's Fee........................................................................................36
    3.3.3.    Letter of Credit Fee...............................................................................36

                                                    ARTICLE IV

                                      CERTAIN LIBO RATE AND OTHER PROVISIONS

    4.1.      LIBO Rate Lending Unlawful.........................................................................36
    4.2.      Deposits Unavailable...............................................................................37
    4.3.      Increased LIBO Rate Loan Costs, etc................................................................37
    4.4.      Funding Losses.....................................................................................37
    4.5.      Increased Capital Costs............................................................................38
    4.6.      Taxes..............................................................................................38
    4.7.      Payments, Computations, etc........................................................................40
    4.8.      Sharing of Payments................................................................................40
    4.9.      Setoff.............................................................................................40
    4.10.     Replacement of Lenders.............................................................................41

                                                     ARTICLE V

                                          CONDITIONS TO CREDIT EXTENSIONS

    5.1.      Initial Credit Extension...........................................................................41
    5.1.1.    Resolutions, etc...................................................................................42
    5.1.2.    Closing Date Certificate...........................................................................42
    5.1.3.    Delivery of Notes..................................................................................42
    5.1.4.    Pledge Agreement...................................................................................42
    5.1.5.    Subsidiary Guaranty................................................................................43
    5.1.6.    Security Agreement.................................................................................43
    5.1.7.    Copyright Security Agreement and Trademark Security Agreement......................................44
    5.1.8.    Financial Information, etc.........................................................................44
    5.1.9.    Compliance Certificate.............................................................................44
    5.1.10.   Purchase and Sale of Senior Notes, etc. ...........................................................44
    5.1.11.   Perfection Certificate.............................................................................44
    5.1.12.   Payment of Outstanding Indebtedness, etc...........................................................44
    5.1.13.   Litigation.........................................................................................44
    5.1.14.   Material Adverse Change............................................................................45
    5.1.15.   Approvals..........................................................................................45
    5.1.16.   Insurance..........................................................................................45
    5.1.17.   Opinions of Counsel................................................................................45
    5.1.18.   Other Representations and Warranties...............................................................45


Section                                                                                                        Page
-------                                                                                                        ----
    5.1.19.   Closing Fees, Expenses, etc........................................................................45
    5.2.      All Credit Extensions..............................................................................45
    5.2.1.    Compliance with Warranties, No Default, etc........................................................45
    5.2.2.    Credit Extension Request, etc......................................................................46
    5.2.3.    Satisfactory Legal Form............................................................................46

                                                    ARTICLE VI

                                          REPRESENTATIONS AND WARRANTIES

    6.1.      Corporate Existence and Power......................................................................46
    6.2.      Authorization, Execution and Enforceability; Lien Perfection.......................................47
    6.3.      Governmental Authorization.........................................................................47
    6.4.      Contravention......................................................................................47
    6.5.      Financial Information, etc.........................................................................47
    6.6.      Litigation.........................................................................................48
    6.7.      Taxes..............................................................................................48
    6.8.      Subsidiaries.......................................................................................48
    6.9.      Not a Regulated Entity.............................................................................48
    6.10.     Full Disclosure....................................................................................48
    6.11.     Permits............................................................................................49
    6.12.     Real Property Interests............................................................................49
    6.13.     Compliance with ERISA..............................................................................49
    6.14.     Ownership of Properties............................................................................49
    6.15.     Environmental Warranties...........................................................................49
    6.16.     Intellectual Property..............................................................................51
    6.17.     Regulations G, U and X.............................................................................51

                                                    ARTICLE VII

                                                     COVENANTS

    7.1.      Affirmative Covenants..............................................................................51
    7.1.1.    Financial Information, Reports, Notices, etc.......................................................51
    7.1.2.    Maintenance of Properties..........................................................................54
    7.1.3.    Payment of Obligations.............................................................................54
    7.1.4.    Insurance..........................................................................................54
    7.1.5.    Conduct of Business and Maintenance of Existence...................................................54
    7.1.6.    Compliance with Laws...............................................................................54
    7.1.7.    Inspection of Property, Books and Records..........................................................54
    7.1.8.    Subsidiaries.......................................................................................55
    7.1.9.    Future Subsidiaries................................................................................55
    7.1.10.   Use of Proceeds....................................................................................55
    7.2.      Negative Covenants.................................................................................56
    7.2.1.    Business Activities................................................................................56

Section                                                                                                        Page
-------                                                                                                        ----
    7.2.2.    Indebtedness.......................................................................................56
    7.2.3.    Liens..............................................................................................57
    7.2.4.    Financial Covenants................................................................................59
    7.2.5.    Investments........................................................................................61
    7.2.6.    Restricted Payments, etc...........................................................................62
    7.2.7.    Capital Expenditures, etc..........................................................................62
    7.2.8.    Cash Settlement Payments...........................................................................63
    7.2.9.    Transactions with Affiliates.......................................................................63
    7.2.10.   Consolidations and Mergers.........................................................................63
    7.2.11.   Stock of Subsidiaries..............................................................................64
    7.2.12.   Permitted Dispositions.............................................................................64
    7.2.13.   Modification of Certain Agreements.................................................................64
    7.2.14.   Restrictive Agreements, etc........................................................................64
    7.2.15.   Sale and Leaseback.................................................................................65

                                                   ARTICLE VIII

                                                 EVENTS OF DEFAULT

    8.1.      Listing of Events of Default.......................................................................65
    8.1.1.    Non-Payment of Obligations.........................................................................65
    8.1.2.    Breach of Warranty.................................................................................65
    8.1.3.    Non-Performance of Certain Covenants and Obligations...............................................65
    8.1.4.    Non-Performance of Other Covenants and Obligations.................................................65
    8.1.5.    Default on Other Indebtedness......................................................................65
    8.1.6.    Judgments, etc.....................................................................................66
    8.1.7.    Pension Plans......................................................................................66
    8.1.8.    Change in Control..................................................................................66
    8.1.9.    Bankruptcy, Insolvency, etc........................................................................66
    8.1.10.   Impairment of Security or Collateral, etc..........................................................67
    8.2.      Action if Bankruptcy...............................................................................67
    8.3.      Action if Other Event of Default...................................................................67

                                                    ARTICLE IX

                                                    THE AGENTS

    9.1.      Actions............................................................................................67
    9.2.      Funding Reliance, etc..............................................................................68
    9.3.      Exculpation........................................................................................68
    9.4.      Successor..........................................................................................68
    9.5.      Credit Extensions by each Agent....................................................................69
    9.6.      Credit Decisions...................................................................................69
    9.7.      Copies, etc........................................................................................70
    9.8.      The Swing Line Lender, the Issuer, the Syndication


                Agent and the Administrative Agent...............................................................70

                                                  ARTICLE X

                                             MISCELLANEOUS PROVISIONS

    10.1.     Waivers, Amendments, etc...........................................................................70
    10.2.     Notices............................................................................................71
    10.3.     Payment of Costs and Expenses......................................................................71
    10.4.     Indemnification....................................................................................72
    10.5.     Survival...........................................................................................73
    10.6.     Severability.......................................................................................73
    10.7.     Headings...........................................................................................73
    10.8.     Execution in Counterparts, Effectiveness, etc......................................................74
    10.9.     Governing Law; Entire Agreement....................................................................74
    10.10.    Successors and Assigns.............................................................................74
    10.11.    Sale and Transfer of Loans and Notes; Participations in Loans and Notes............................74
    10.11.1.  Assignments........................................................................................74
    10.11.2.  Participations.....................................................................................76
    10.12.    Other Transactions.................................................................................77
    10.13.    Confidentiality....................................................................................77
    10.14.    Forum Selection and Consent to Jurisdiction........................................................78
    10.15.    Waiver of Jury Trial...............................................................................78
    10.16.    Termination........................................................................................79


SCHEDULE I          -        Disclosure Schedule
SCHEDULE II         -        Notice Information

EXHIBIT A-1         -        Form of Revolving Note
EXHIBIT A-2         -        Form of Swing Line Note
EXHIBIT B-1         -        Form of Borrowing Request
EXHIBIT B-2         -        Form of Issuance Request
EXHIBIT B-3         -        Form of Borrowing Base Certificate
EXHIBIT C           -        Form of Continuation/Conversion Notice
EXHIBIT D           -        Form of Closing Date Certificate
EXHIBIT E-1         -        Form of Compliance Certificate
EXHIBIT E-2         -        Form of Preliminary Compliance Certificate
EXHIBIT F           -        Form of Security Agreement
EXHIBIT G           -        Form of Pledge Agreement
EXHIBIT H           -        Form of Subsidiary Guaranty
EXHIBIT I           -        Form of Perfection Certificate
EXHIBIT J           -        Form of Lender Assignment Agreement
EXHIBIT K           -        Form of Opinion of Counsel to the Obligors
EXHIBIT L           -        Form of Swing Line Account Agreement

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of February 13, 1998, is among MEDAPHIS CORPORATION, a Delaware corporation (the "Borrower"), the various financial institutions from time to time parties hereto (the "Lenders"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent (the "Syndication Agent") for the Lenders, and WACHOVIA BANK, N.A. ("Wachovia") as administrative agent (the "Administrative Agent") for the Lenders (the Syndication Agent and the Administrative Agent are sometimes referred to herein as the "Agents" and each as an "Agent").


                              W I T N E S S E T H:

         WHEREAS, the Borrower is engaged, directly and indirectly through its various Subsidiaries (such capitalized term, and other terms used herein, to have the meanings provided in Section 1.1), in the business of providing healthcare information products, healthcare business management services and enabling technologies in selected industries, all as more fully described in the Borrower's 10-K for its 1997 Fiscal Year;

         WHEREAS, the Borrower desires to obtain Commitments from the Lenders and the Issuer pursuant to which Loans and Letters of Credit, in a maximum aggregate principal amount (including the aggregate principal amount of Swing Line Loans and Letter of Credit Outstandings) at any one time outstanding not to exceed $100,000,000, will be made from time to time to the Borrower prior to the Commitment Termination Date; and

         WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrower and issue (or participate in) Letters of Credit;

         NOW, THEREFORE, the parties hereto agree as follows.


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account" means (i) any account (as that term is defined in Section 9-106 of the UCC) of the Borrower or any Guarantor arising from the sale or lease of goods or the rendering of services by the Borrower or any Guarantor in the ordinary course of business and (ii) amounts receivable, not to exceed $300,000 at any time outstanding, from Envoy-NEIC to the Borrower or any Guarantor representing rebates on fees paid or payable.

         "Additional Compensation Amount" means, at any time of determination and with respect to any Lender (other than the Swing Line Lender), such Lender's Percentage of (i) a per annum rate equal to the positive difference, if any, between (x) the then Applicable Margin for Base Rate Loans and (y) 0.50%, multiplied by (ii) the daily average outstanding balance of all Swing Line Loans for the period from (and including) the day following the fifth consecutive Business Day on which Swing Line Loans in excess of $1,000,000 have remained outstanding to (but excluding) the Refunding Date. The Additional Compensation Amount shall be calculated on the basis of a year comprised of 365 or 366 days (as applicable) for the actual number of days elapsed.

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to
Section 9.4.

         "Affected Lender" is defined in Section 4.10.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. "Control" of a Person means the power, directly or indirectly, (i) to vote 25% or more of the securities (on a fully diluted basis) having ordinary voting power for the election (as applicable) of directors, managing members or general partners, or (ii) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise); provided, that in no event shall any Agent or Lender or any of their Affiliates be deemed an Affiliate of the Borrower for purposes hereof or any other Loan Document.

         "Agent" and "Agents" are defined in the preamble.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of (x) the Base Rate in effect on such day, and (y) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate; provided, that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

         "Applicable Commitment Fee" means, subject to the proviso hereto, at all times during the applicable periods set forth below with respect to the commitment fee payable to the Lenders pursuant to Section 3.3.1, (i) from the Effective Date through (and including) the six-month anniversary of the Effective Date 0.50% per annum and (ii) thereafter, at the applicable percentage per annum set forth below under the column entitled "Applicable Commitment Fee":

                                       Applicable
                Leverage Ratio       Commitment Fee
               ----------------     ----------------
               greater than or
               equal to 2.5:1            0.500%

               greater than or
               equal to 2.0:1 and
               less than 2.5:1           0.375%

               less than 2.0:1           0.250%

provided, however, that, the commitment fee payable on (but only on) the Excess Portion of the Revolving Loan Commitment Amount pursuant to Section 3.3.1 shall be (i) 0.75% per annum from the Effective Date through (and including) the six-month anniversary of the Effective Date, and (ii) thereafter, at the applicable percentage per annum set forth below under the column entitled "Excess Portion Applicable Commitment Fee":



                                        Excess Portion
                                          Applicable
        Leverage Ratio                  Commitment Fee
        --------------                  --------------
        greater than or
        equal to 2.5:1                      0.750%

        greater than or
        equal to 2.0:1 and
        less than 2.5:1                     0.625%

        less than 2.0:1                     0.500%


         The Leverage Ratio used to compute the Applicable Commitment Fee shall be that set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective two Business Days after delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Commitment Fee from and including the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above until such time as a Compliance Certificate is delivered.

         "Applicable Margin" means at all times during the applicable periods set forth below:

                  (a) with respect to the unpaid principal amount of each Loan maintained as a Base Rate Loan, (i) from the Effective Date through (and including) the six-month anniversary of the Effective Date, 1.5% per annum, and (ii) thereafter, at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans"; and

                  (b) with respect to the unpaid principal amount of each Loan maintained as a LIBO Rate Loan, (i) from the Effective Date through (and including) the six-month anniversary of the Effective Date, 2.5% per annum, and (ii) thereafter, at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans":



                                           Applicable Margin For              Applicable Margin For
          Leverage Ratio                      Base Rate Loans                    LIBO Rate Loans
------------------------------------  ---------------------------------   -------------------------------
greater than 3.75:1                                1.75%                              2.75%

less than or equal to 3.75:1
and greater than 3.0:1                             1.50%                              2.50%

less than or equal to 3.0:1
and greater than 2.5:1                             1.25%                              2.25%

less than or equal to 2.50:1
and greater than 2.00:1                            0.75%                              1.75%

less than or equal to 2.00:1
and greater than 1.50:1                            0.25%                              1.25%

less than or equal to 1.50:1                       0.00%                              1.00%

         The Leverage Ratio used to compute the Applicable Margin following the Effective Date shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective two Business Days after delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause
(c) of Section 7.1.1. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Margin from and including the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin set forth above until such time as a Compliance Certificate is delivered.

         "Arranger" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation.

         "Assignee Lender" means each Person described in either clause (a) or
(b) of Section 10.11.1 to whom any assignment and delegation referred to in such Section is to be made.

         "Authorized Officer" means, relative to any Obligor, those of its officers, general parties or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuers pursuant to Section 5.1.1 or who are authorized to act on behalf of such Obligor in respect of the Loan Documents pursuant to certified resolutions of the Board of Directors of such Obligor delivered to the Administrative Agent pursuant to
Section 5.1.1 or at any time thereafter.

         "Base Rate" means, at any time, the rate of interest then most recently established or announced by the Administrative Agent in Atlanta, Georgia as its prime rate for U.S. dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" is defined in the preamble.

         "Borrower Collateral Document" means the Pledge Agreement or the Security Agreement in each case as amended, supplemented or otherwise modified.

         "Borrowing" means the making of Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

         "Borrowing Base Amount" means, at any time, the Net Asset Value of all Eligible Accounts and Unbilled Eligible Accounts at such time as determined in accordance with the definition of "Net Asset Value" and as certified by the Borrower in the most recently delivered Borrowing Base Certificate, including the Borrowing Base Certificate delivered pursuant to clause (b) of Section 5.1.8.

         "Borrowing Base Certificate" means a certificate duly completed and executed by the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit B-3 hereto.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

         "Bridge Note Agreement" means the Note Purchase Agreement, dated as of December 23, 1997, among the Borrower, certain of its Subsidiaries and MED Funding Inc., as amended.

         "Bridge Notes" means the Senior Secured Increasing Rate Notes issued by the Borrower pursuant to the Bridge Note Agreement.

         "BSG Government Solutions Entity" means BSG Government Solutions, Inc., a wholly-owned Subsidiary of the Borrower and each other Subsidiary of the Borrower as to which at least 80% of its revenues are generated from business with Governmental Authorities.

         "Business Day" means (i) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Atlanta, Georgia, and (ii) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market of the Administrative Agent's LIBOR Office.

         "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

         "Capital Lease" means any lease of property, real or personal, in respect of which the obligations of the lessee thereunder are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equity equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now or hereafter outstanding or issued.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any Capital Lease. For purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such Capital Lease prior to the first date upon which such lease expires or may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Equivalent Investment" means, at any time, (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any domestic commercial bank (including a domestic branch of a foreign bank) whose outstanding senior long-term debt securities are rated either A- or higher by S&P or A3 or higher by Moody's,
(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, maturing within one year after the date of acquisition, (v) obligations denominated in a currency other than dollars which are of a credit quality and maturity comparable to those referred to in clauses (i) through (iv) above that are customarily used for short-term investment of excess cash in the markets in which the Borrower and its Subsidiaries operate, and (vi) shares of a money market mutual fund substantially all of whose investments are described in clauses (i) through
(iv) above.

         "Cash Management Agreements" means any agreement entered into from time to time between the Borrower or any of its Subsidiaries, on the one hand, and Wachovia Bank, N.A. or any of its Affiliates or any other banking or financial institution, on the other hand, in connection with cash management services for operating, collection, payroll and trust accounts of the Borrower or its Subsidiaries provided by such banking or financial institution, including, without limitation, automatic clearing house services, control disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, and wire transfer services.

         "Cash Management Services Obligations" means any and all obligations of the Borrower or any its Subsidiaries under any of the Cash Management Agreements or otherwise relating to any cash management services.

         "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of the Borrower or any Guarantor.

         "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Borrower or any of its Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first-priority Lien permitted by Section 7.2.3 on the property which is the subject of such Casualty Event.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change of Control" means such time as (a) any "person" or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act of 1934, as amended) shall become the beneficial owner, by way of merger, consolidation or otherwise, of 35% or more of the voting power of all classes of voting securities of the Borrower; or (b) a sale or transfer of all or substantially all of the assets of the Borrower to any such person or group has been consummated.

         "Closing Date Certificate" means the closing date certificate executed and delivered by an Authorized Officer of the Borrower pursuant to Section 5.1.2, substantially in the form of Exhibit D hereto.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Collateral" means all assets of the Borrower and the Guarantors purported to be secured by Liens pursuant to the Loan Documents.

         "Collateral Document" means, as the context may require, any Borrower Collateral Document, any Subsidiary Collateral Document, any Copyright Security Agreement or any Trademark Security Agreement.

         "Commitment" means, as the context may require (i) a Lender's Revolving Loan Commitment or Letter of Credit Commitment or (ii) the Swing Line Lender's Swing Line Loan Commitment.

         "Commitment Amount" means, as the context may require, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

         "Commitment Letter" means the commitment letter, dated January 23, 1998, from DLJ and the Arranger to the Borrower.

         "Commitment Termination Date" means the earliest of (i) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2, (ii) the Stated Maturity Date and (iii) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described above, all Commitments shall terminate automatically and without any further action.

         "Commitment Termination Event" means (i) the occurrence of any Event of Default described in Section 8.1.9, or (ii) the occurrence and continuance of any other Event of Default and either (x) the declaration of all or any portion of the Loans or Letters of Credit Outstandings to be due and payable pursuant to Section 8.3, or (y) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E-1 hereto, together with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Borrower.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby; provided that if such principal amount or guaranteed portion thereof is not stated or determinable, the amount thereof shall be deemed to be such Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Continuation/Conversion Notice" means a notice of continuation or conversion notice and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Conversion Account" means an Account which has arisen out of the Borrower's Healthcare Services Business and has resulted from the conversion of the billing arrangement for such Account from a contingent fee billing basis to a fee for services billed basis.

         "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified.

         "Credit Extension" means, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "DLJ" is defined in the preamble.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Required Lenders.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such Lender's "Domestic Office" set forth opposite its name on Schedule II hereto or in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

         "EBITDA" means, for the Borrower and its Subsidiaries, for any applicable period, the sum (without duplication) of

                  (a)  Net Income,

plus

                  (b) Interest Expense of the Borrower and its Subsidiaries,

plus

                  (c) the amount deducted, in determining Net Income, of all federal, state and local taxes (whether paid in cash or deferred) of the Borrower and its Subsidiaries,

plus

                  (d) the amount deducted, in determining Net Income, representing depreciation of assets of the Borrower and its Subsidiaries, plus

                  (e) the amount deducted in determining Net Income, representing amortization of intangible assets of the Borrower and its Subsidiaries,

                  (f) the aggregate amount deducted in determining Net Income representing net losses realized in connection with the sale or other disposition of assets by the Borrower and its Subsidiaries, plus

                  (g) the amount deducted in determining Net Income representing non-cash charges and expenses and other non-cash items during such period (including any non-cash write-off of deferred financing fees in respect of the Bridge Notes and the non-cash cumulative effect of any change in GAAP), plus

                  (h) with respect to any applicable period which includes a 1997 Fiscal Quarter, amounts, not to exceed $93.1 million in the aggregate, deducted in determining Net Income representing restructuring and other extraordinary and unusual charges incurred during Fiscal Year 1997.

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Eligible Account" means, with respect to the Borrower or any Guarantor, any Account as to which each of the following requirements has been fulfilled:

                  (a) the Borrower or such Guarantor owns such Account free and clear of all Liens other than any Lien permitted to exist under clause
         (a), (b), (d) or (e) of Section 7.2.3;

                  (b) such Account is a legal, valid, binding and enforceable obligation of the Person obligated under such Account (the "Account Debtor");

                  (c) such Account is not subject to any bona fide asserted dispute, setoff, counterclaim or other right, claim or defense on the part of the Account Debtor or any other Person denying liability under such Account;

                  (d) the Borrower or such Guarantor has, after giving effect to any applicable provision of the UCC, the full and unqualified right to grant a Lien on such Account for the benefit of the Secured Parties, as security for the Obligations (and the Administrative Agent shall, subject to Liens described in clause (a) above, have a perfected, first-priority Lien on such Account);

                  (e) such Account is evidenced by an invoice rendered to the Account Debtor (which shall include computer records) or is reflected by computer records maintained by the Borrower or such Guarantor evidencing such Account and is not evidenced by any instrument or chattel paper (as the terms "instrument" and "chattel paper" are defined in Section 9-105 of the UCC), unless such instrument or chattel paper has been delivered to the Administrative Agent;

                  (f) with respect to any such Account, (i) the Account Debtor is not an Affiliate of the Borrower or any Guarantor, other than a Joint Venture if such Account has arisen in a transaction which complies with Section 7.2.9 hereof, or (ii) the Account Debtor is not the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency or other condition analogous thereto, unless
         (x) such Account has been given administrative expense status (constituting a first priority claim) in bankruptcy and will be paid in the ordinary course of business in accordance with the terms thereof, or (y) the Administrative Agent has not notified the Borrower in writing that such Account is an unacceptable collection risk;

                  (g) such Account is not outstanding more than 120 days from the original invoice date for such Account;

                  (h) such Account is not an Account owing by an Account Debtor having, at the time of any determination of Eligible Accounts, in excess of 10% of the aggregate outstanding amount of all Accounts of such Account Debtor (other than (x) Accounts arising in connection with systems integration services, development of custom applications, software installations or hardware resales or (y) Conversion Accounts) outstanding more than 120 days past the original invoice date for such Account; and

                  (i) the Account Debtor in respect of such Account is located within the United States, unless the obligations (or that portion of such obligations which is acceptable to the Administrative Agent) of an Account Debtor not located within the United States are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are reasonably acceptable to the Administrative Agent.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning public health and safety and protection of the environment, all as amended from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

         "ERISA Group" means the Borrower, any of its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Excess Portion" means, with respect to the Revolving Loan Commitment Amount, at any time of determination, the positive excess, if any, of $50,000,000 over the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and (y) the aggregate outstanding amount of all Letter of Credit Outstandings.

         "Event of Default" is defined in Section 8.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Disposition" is defined in Section 7.2.12.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means (i) the confidential letter, dated January 23, 1998, from DLJ and the Arranger to the Borrower or (ii) the confidential letter, dated February 11, 1998, from Wachovia to the Borrower.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1998 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Foreign Subsidiary" means any Subsidiary that is not a U.S. Subsidiary

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantor" means each direct or indirect U.S. Subsidiary of the Borrower other than (i) any Subsidiary which is designated with an asterisk appearing after its name on Item 6.8 of the Disclosure Schedule; provided, such Subsidiary (x) has been dissolved within 30 days of the Effective Date or (y) has revenues of $100,000 or less per Fiscal Year, and (ii) any such Subsidiary which is a Joint Venture.

         "Hazardous Material" means (i) any "hazardous substance", as defined by CERCLA, (ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, or (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable Environmental Law.

         "Healthcare Services Business" means the business sector of the Borrower and its Subsidiaries providing management services to physicians and hospitals which, as of the Effective Date, is known as the

Borrower's "Healthcare Services Group", but excluding any services of a different type being provided by the Borrower's Per Se Technologies sector as of such date.

         "Hedging Obligations" of any Person means all obligations of such Person in respect of any swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, at any time, without duplication,
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property of services (other than current trade liabilities incurred in the ordinary course of business and operating leases for equipment and other assets) or which is evidenced by a note, bond, debenture or similar instrument, (b) all Capital Lease Liabilities of such Person, (c) all obligations (contingent or otherwise) of such Person to reimburse any bank or other Person in respect of letters of credit, banker's acceptances or similar instruments issued for the account of such Person (other than contingent obligations on performance bonds for customer contracts in the ordinary course of business), except to the extent any of the foregoing are secured by cash or cash equivalents, (d) all Hedging Obligations of such Person, (e) all Contingent Liabilities of such Person in respect of any obligations of any other Person and (f) all liabilities of the types described in clauses (a) through (e) above secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Interest Coverage Ratio" means, at the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

                  (a)  EBITDA (for all such Fiscal Quarters)
to


                  (b) subject to the proviso to the definition of "Interest Expense", the sum, without duplication (for all such Fiscal Quarters), of Interest Expense of the Borrower and each Subsidiary, paid or payable in cash during such period, but not any previous period.

         "Interest Expense" means, for any Fiscal Quarter, the aggregate consolidated interest expense of the Borrower and each Guarantor for such Fiscal Quarter, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense; provided, however, that for purposes of calculating Interest Expense hereunder, whether for purposes of Section 7.2.4 or otherwise, Interest Expense in respect of the Obligations will be deemed to be due and payable on each March 31st, June 30th, September 30th and December 31st of each calendar year, regardless of the definition of "Quarterly Payment Date".

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that (i) the Borrower shall not be permitted to have more than six Interest Periods in effect at any one time, (ii) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day), and (iii) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Investment" means, relative to any Person, (i) any loan or advance made by such Person to any other Person (excluding commission, travel, petty cash, entertainment, moving and similar advances to officers and employees made in the ordinary course of business), (ii) any Contingent Liability of such Person incurred in connection with loans or advances described in clause (i), and (iii) any contribution in or to another Person, whether in cash or other property, for the purpose of acquiring any ownership or similar interest in such Person or another Person, or in the assets or businesses of such Person or another Person, including any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the contribution, transfer or exchange of property other than cash (including by way of merger or consolidation), be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment as determined by such Person in good faith.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means Wachovia in its capacity as issuer of the Letters of Credit. At the request of (i) Wachovia and with the consent of the Borrower and the Syndication Agent (not to be unreasonably withheld), another Lender or an Affiliate of Wachovia may issue one or more Letters of Credit hereunder and
(ii) the Borrower and with the consent of the Syndication Agent (not to be unreasonably withheld), another Lender may issue one or more Letters of Credit hereunder; provided, that any such Issuer other than Wachovia or one of its Affiliates shall be required to provide Wachovia and, if different, the Administrative Agent with prompt notice as to the amount, issuance or extension of, and Disbursements under, any such Letter of Credit issued by such Issuer.

         "Joint Venture" means any Person in which the Borrower has made an Investment pursuant to clauses (f) or (j) of Section 7.2.5 and which has been designated a "Joint Venture" by written notice to the Administrative Agent from a Responsible Officer of the Borrower; it being agreed that, without limiting the foregoing, a Joint Venture may be a Subsidiary (including a wholly-owned Subsidiary) of the Borrower; provided, that (i) except as set forth in clause
(ii) below, each such Joint Venture which is a Subsidiary of the Borrower must be a direct Subsidiary of (x) the Borrower, (y) a Guarantor which is a wholly-owned Subsidiary of the Borrower or (z) a non-U.S. Subsidiary of the Borrower and (ii) each Subsidiary of a Joint Venture which, in turn, is a Subsidiary of the Borrower must also be a Joint Venture.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit J hereto.

         "Lenders" is defined in the preamble and, in addition, shall include any commercial bank or other financial institution that becomes a Lender pursuant to Section 10.11.1.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from (i) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrower's or any of its Subsidiaries' or any of their respective predecessors' properties, (ii) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.17, (iii) any violation or claim of violation by the Borrower or any of its Subsidiaries of any Environmental Laws or (iv) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Borrower or any of its Subsidiaries.

         "Letter of Credit" is defined in Section 2.1.3; it being understood that the term "Letter of Credit" does not include any letter of credit issued from time to time by any Person outside this Agreement.

         "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and, with respect to each Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $10,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (i) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, plus (ii) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                  (a) Total Indebtedness outstanding on the last day of such Fiscal Quarter to

                  (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest per annum equal to the average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the offered rate for Dollar deposits in the London interbank market appear on the Telerate page 3750 (or any successor page thereto or other reference reasonably acceptable to the Borrower and the Administrative Agent) as of 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                                              LIBO Rate
            LIBO Rate           =    -------------------------------
         (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such Lender's "LIBOR Office" set forth opposite its name on Schedule II hereto or in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including

"Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, in any such case to secure payment of a debt or performance of an obligation.

         "Loan" means, as the context may require, a Revolving Loan or a Swing Line Loan.

         "Loan Documents" collectively means this Agreement, the Letters of Credit, each Note, the Fee Letters, the Swing Line Account Agreement, each agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument (exclusive of any Rate Protection Agreement or any Cash Management Agreement (other than the Swing Line Account Agreement)) to which an Obligor is a party delivered in connection with this Agreement or such other Loan Documents, whether or not specifically mentioned herein or therein.

         "Material Adverse Effect" means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole,
(ii) the rights and remedies, taken as a whole, of the Agents, any Lender or the Issuer, under the Loan Documents or (iii) the ability of the Obligors, taken as a whole, to perform their monetary Obligations under the Loan Documents.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Asset Value" means, at any time of any determination, the sum of
(i) 85% of the amount of the book value (as reflected on the books of the Borrower) of all Eligible Accounts which are not outstanding more than 90 days from the original invoice date for such Eligible Accounts, (ii) 50% of the amount of the book value (as reflected on the books of the Borrower) of all Eligible Accounts which are outstanding more than 90 days, but not more than 120 days, from the original invoice date for such Eligible Accounts and (iii) 65% of the amount of the book value (as reflected on the books of the Borrower) of all Unbilled Eligible Accounts, and, in the case of clauses (i) and (ii) above, valued in accordance with GAAP and net of all credits, discounts and allowances (and net of all unissued credits in the form of competitive allowances or otherwise) in respect of such Eligible Accounts.

         "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by the Borrower or any Guarantor of any Indebtedness of the Borrower or any Guarantor (other than Indebtedness permitted by Section 7.2.2 as in effect on the date hereof), the excess of:

                  (a) the gross cash proceeds received by the Borrower or such Guarantor from such incurrence, sale or issuance,

over

                  (b) all underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance.

         "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of the Borrower or any Guarantor (other than an Excluded Disposition), the excess of

                  (a) the gross cash proceeds received by the Borrower or such Guarantor from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes (but only payments of the principal thereof) or other non-cash consideration delivered to the Borrower or such Guarantor in respect thereof, over

                  (b) the sum of (i) all fees and expenses with respect to legal, investment banking, brokerage and accounting and other related fees, sales commissions and disbursements actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses estimated by the Borrower to arise in connection with such sale, transfer or other disposition and (iii) all payments (including principal and accrued interest) in respect of Indebtedness permitted under this Agreement secured by such asset, other than (x) Indebtedness hereunder and (y) Indebtedness incurred in anticipation of such sale; provided, however, that to the extent the amount actually paid pursuant to clause (ii) above shall be less than the Borrower's estimate thereof, such difference shall, pursuant to Section 3.1.1(f), be applied as set forth in Section 3.1.2.

         "Net Equity Proceeds" means with respect to (i) the sale or issuance by the Borrower to any Person of any Capital Stock of the Borrower or warrants or options for any such stock or the exercise of any such warrants or options or (ii) the issuance by any Guarantor of newly-issued Capital Stock of such Guarantor to any Person other than the Borrower or a Guarantor which is wholly-owned by the Borrower, the excess of:

                  (a) the gross cash proceeds received by the Borrower from such sale or issuance,

over

                  (b) all underwriting commissions and legal, investment banking, brokerage and accounting and other related fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of the Borrower in connection therewith.

         "Net Income" means, for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses) which, in accordance with GAAP, would be included as net income on the consolidated financial statements of the Borrower and its Subsidiaries for such period; provided, however, that, for purposes of calculating EBITDA for any period that includes a Fiscal Quarter ending in 1998 (or the twelve-month period beginning with the date on which any successor AICPA Statement of Position (an "SOP") to SOP 97-2 becomes effective (SOP 97-2, together with any such successor SOP, a "Revenue Recognition SOP")), the Borrower, at its election (as set forth in the applicable Compliance Certificate), may reverse the effect of any postponement of revenues from such Fiscal Quarter to a succeeding Fiscal Quarter not included in such period resulting from adherence to a Revenue Recognition SOP to the extent the aggregate amount of such revenues not postponed, when added to the aggregate amount of revenues theretofore not postponed pursuant to this proviso, does not exceed $7,500,000 in the aggregate; provided, further, however, that, in order to avoid duplication, when utilizing the previous proviso the Borrower shall exclude from its determination of revenues for any applicable period revenues for a Fiscal

Quarter which (x) pursuant to the preceding proviso, are not so postponed by the Borrower for purposes hereof and (y) are realized in a succeeding Fiscal Quarter.

         "Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

         "Note" means, as the context may require, a Revolving Note or a Swing Line Note.

         "Obligations" means all obligations (monetary or otherwise whether absolute or contingent, matured or unmatured) of the Borrower and each other Obligor arising under or in connection with (i) this Agreement, the Notes, each Letter of Credit and each other Loan Document (exclusive of any Rate Protection Agreement or Cash Management Agreement, other than as provided in clause (ii) below) and (ii) the Swing Line Account Agreement.

         "Obligor" means, as the context may require, the Borrower and each other Person (other than a Secured Party) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of capital stock.

         "Participant" is defined in Section 10.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule II hereto or set forth in a Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to any Lender Assignment Agreement executed by such Lender and its Assignee Lender and delivered pursuant to Section 10.11.1. As used herein, "Percentage", as it relates to a Lender's Percentage of Letter of Credit Outstandings or Swing Line Loans, shall be equal to such Lender's Percentage of Revolving Loans.

         "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Officer of each Obligor that is a party to a Collateral Document on the date the initial Credit Extension is made, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Permits" means domestic and foreign licenses, permits and approvals, including provincial, state, federal, city and county permits and approvals.

         "Permitted Liens" means Liens expressly permitted to exist pursuant to
Section 7.2.3 hereof.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of the Borrower and each Guarantor party thereto pursuant to Section 5.1.4, substantially in the form of Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified.

         "Pledged Subsidiary" means, at any time, each Subsidiary in respect of which the Administrative Agent has been granted, at such time, a security interest in and to, or a pledge of, (i) any of the issued and outstanding shares of Capital Stock of such Subsidiary, or (ii) any intercompany notes of such Subsidiary owing to the Borrower or another Subsidiary of the Borrower.

         "Preliminary Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E-2 hereto, together with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Borrower.

         "Quarterly Payment Date" means the first day of April, July, October and January, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Borrower or any of its Subsidiaries under which the counterparty to such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Receivables Subsidiary" means a Subsidiary of the Borrower which is a Joint Venture and has as its sole business purpose the purchase of accounts receivable of customers of the Borrower and its Subsidiaries, together with such other activities as are reasonably related thereto.

         "Refunding Date" is defined in clause (b) of Section 2.3.2.

         "Refunding Loan" is defined in clause (b) of Section 2.3.2.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Related Fund" means, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor or investment manager as such Lender.

         "Release" means a "release", as such term is defined in CERCLA.

         "Replacement Lender" is defined in of Section 4.10.

         "Replacement Notice" is defined in Section 4.10.

         "Required Lenders" means, subject to the proviso below, at any time,
(i) prior to the date of the initial Credit Extension hereunder, Lenders having at least a majority of the Commitments, and (ii) on and after the date of the initial Credit Extension, Lenders holding at least a majority of the Total Exposure Amount; provided, however, that at all times (x) prior to the date of the initial Credit Extension, until DLJ holds less than 51% of the Commitments or (y) on and after the date of the initial Credit Extension, until DLJ holds (for the first time) less than 51% of the Total Exposure Amount, "Required Lenders" shall mean, at any time, at least two Lenders which, collectively, hold a majority of the Commitments or a majority of the Total Exposure Amount, as applicable.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Responsible Officer" means each and any of the Chief Executive Officer, Chief Financial Officer, Treasurer or General Counsel of the Borrower.

         "Restricted Payment" is defined in Section 7.2.6.

         "Revolving Loan" is defined in Section 2.1.1.

         "Revolving Loan Commitment" is defined in Section 2.1.1.

         "Revolving Loan Commitment Amount" means, on any date, $100,000,000, as such amount may be reduced from time to time pursuant to Section 2.2, 8.2 or 8.3.

         "Revolving Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time in accordance with the terms hereof and thereof), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "S&P" means Standard & Poor's Rating Services.

         "SEC" means the Securities and Exchange Commission.

         "Secured Party" means, as the context may require, any Lender, the Issuer, any Agent, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof, each counterparty to a Cash Management Agreement that is a Lender or an Affiliate thereof, and, in each case, each of their respective successors and permitted transferees and assigns.

         "Security Agreement" means the Security Agreement executed and delivered by an Authorized Officer of the Borrower and each Guarantor party thereto pursuant to Section 5.1.6, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified.

         "Senior Note Documents" shall mean and include each of the documents and other agreements entered into (including the Senior Note Indenture and any guaranty or guaranties relating thereto) relating to the issuance by the Borrower of the Senior Notes, as in effect on the date of the initial Credit Extension (to the extent thereof) and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

         "Senior Note Indenture" means the Indenture entered into by and between the Borrower and State Street Bank & Trust Company, as trustee thereunder, as in effect on the date hereof and as the same may be amended or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Senior Notes" means the Borrower's 9 1/2% Senior Notes due February 15, 2005, as in effect on the date hereof and as the same may be amended or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "Stated Amount" means on any date and with respect to any Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means February 28, 2001.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding securities (or other ownership interest) having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time securities (or other ownership interest) of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the Borrower.

         "Subsidiary Collateral Document" means any Subsidiary Guaranty, the Pledge Agreement or the Security Agreement, in each case as amended, supplemented or otherwise modified.

         "Subsidiary Guaranty" means any subsidiary guaranty executed and delivered by an Authorized Officer of a U.S. Subsidiary of the Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified.

         "Swing Line Account Agreement" shall mean the Financial Management Account Investment/Commercial Loan Access Agreement, a copy of which, as in effect on the date hereof, is attached hereto as Exhibit L, between the Borrower and the Swing Line Lender, as amended, modified, supplemented or replaced from time to time with the approval of the Required Lenders.

         "Swing Line Lender" means Wachovia, in its capacity as Swing Line Lender hereunder.

         "Swing Line Loan" is defined in of Section 2.1.2.

         "Swing Line Loan Commitment" is defined in of Section 2.1.2.

         "Swing Line Loan Commitment Amount" means, on any date, $7,500,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Swing Line Note" means a promissory note of the Borrower payable to the Swing Line Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Syndication Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Syndication Agent pursuant to Section 10.4.

         "Taxes" is defined in Section 4.6.

         "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

         "Total Indebtedness" means, on any date, the aggregate amount (without duplication) of (x) the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries that appears on the consolidated balance sheet of the Borrower and its Subsidiaries as of such date, plus (y) all Indebtedness of the Borrower and its Subsidiaries in respect of letters of credit (including Letters of Credit), other than any portion of such letters of credit which has been cash collateralized.

         "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified.

         "Transaction" means the execution and delivery of this Agreement and all other Loan Documents, the execution and delivery of the Senior Note Indenture, the Issuance of the Notes hereunder, the issuance and purchase of the Senior Notes, the refinancing of the Bridge Notes and all other transactions, if any, entered into on the date of the initial Credit Extension that is related to any of the foregoing.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

         "Unbilled Eligible Accounts" means, for purposes hereof and at any time of determination, any amount receivable owing to the Borrower or any Guarantor arising from the rendering of services in the ordinary course of business by the Healthcare Services Business as to which (i) such amount receivable would be an Eligible Account hereunder but for the fact that the Borrower or such Guarantor, as the case may be, has not yet invoiced the Account Debtor for such rendering of services, (ii) no more than 90 days have elapsed since the time of the rendering of such services giving rise to such amount receivable, (iii) the

Borrower or such Guarantor, as the case may be, which has rendered such services was, at the time such services were rendered, a member of the Healthcare Services Business and (iv) the Borrower has, at all times, recorded and recognized such amount receivable on its books and records in a manner no less conservative than that as in effect on the Effective Date.

         "United States" or "U.S." means the United States of America, the fifty states thereof and the District of Columbia.

         "U.S. Subsidiary" means any Subsidiary that is incorporated or organized under the laws of the United States or a state thereof or the District of Columbia.

         "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wachovia" is defined in the preamble.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         "wholly owned" means any Subsidiary all of the outstanding common stock (or similar equity interest) of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Borrower.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, in accordance with, those generally accepted accounting principles as in effect from time to time ("GAAP"); provided that (i) nothing herein shall prevent or restrict the Borrower from making the election described in the proviso to the definition of "Net Income", and (ii) if, after the date hereof, there is any change in GAAP as applied in the preparation of the Borrower's financial statements for the Fiscal Year ended December 31, 1997, as filed with the SEC on Form 10-K, then, until such time as replacement covenants reflecting such change in GAAP are negotiated and agreed upon (which negotiations each party hereto hereby agrees to enter into in good faith, unless such parties agree that no replacement covenants are necessary), the Borrower's compliance with the financial covenants set forth herein shall be based on GAAP as in effect as of the date hereof or such later date as the parties have mutually agreed upon. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.

                                   ARTICLE II

                      COMMITMENTS, BORROWING AND ISSUANCE
                    PROCEDURES, NOTES AND LETTERS OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, (i) each Lender severally agrees to make Loans (other than Swing Line Loans) pursuant to its Revolving Loan Commitment, (ii) the Swing Line Lender agrees to make Swing Line Loans pursuant to its Swing Line Loan Commitment, and (iii) the Issuer agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each Lender severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.6.1., in each case as described in more detail in this Section 2.1.

         SECTION 2.1.1. Revolving Loan Commitments. From time to time on any Business Day occurring from and after the Effective Date but prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Revolving Loan Borrowing requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Loans. No amounts paid or prepaid with respect to any Revolving Loan outstanding after the Commitment Termination Date may be reborrowed.

         SECTION 2.1.2. Swing Line Loan Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Commitment Termination Date, the Swing Line Lender will make loans (each a "Swing Line Loan") to the Borrower equal to the principal amount of the Swing Line Loan requested by the Borrower to be made on such day. The Commitment of the Swing Line Lender described in this Section is herein referred to as its "Swing Line Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Swing Line Loans.

         SECTION 2.1.3. Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Commitment Termination Date, the Issuer will (i) issue one or more standby letters of credit (a "Letter of Credit") for the account of the Borrower in the Stated Amount requested by the Borrower on such day, or (ii) extend the Stated Expiry Date of any existing Letter of Credit previously issued hereunder to a date not later than the earlier of (x) unless such Letter of Credit is cash collateralized in a manner reasonably satisfactory to the Issuer, the Commitment Termination Date and (y) one year from the date of such extension.

         SECTION 2.1.4. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Revolving Loan if, after applying the proceeds thereof, the aggregate outstanding principal amount (i) of all Loans of all Lenders, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the lesser of (x) the then existing Commitment Amount and (y) the then applicable Borrowing Base Amount, (ii) of all Revolving Loans of such Lender, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings and Swing Line Loans outstanding, would exceed such Lender's Percentage of the lesser of (x) the then existing Commitment Amount and (y) the then applicable Borrowing Base Amount, or (iii) in the case of the Swing Line Lender, of all Swing Line Loans would exceed the Swing Line Loan Commitment Amount. It is understood and agreed that, for purposes of determining compliance herewith, the Lenders shall rely upon the Borrowing Request delivered in respect of any Revolving Loan, and the Administrative Agent shall not be responsible or liable for monitoring compliance with the Borrowing Base Amount or Swing Line Loan Amount for purposes of clause (ii) or (iii) hereof.

         SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue, extend or renew any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Loans then outstanding would exceed the lesser of (x) the Commitment Amount and (y) the then applicable Borrowing Base Amount.

         SECTION 2.2. Reduction of the Commitment Amount. The Borrower may, from time to time on any Business Day prior to the Commitment Termination Date, voluntarily reduce any Commitment Amount on the Business Day so specified by the Borrower; provided, however, that all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000.

         SECTION 2.3. Borrowing Procedures, etc. Revolving Loans (exclusive of Swing Line Loans) shall be made by the Lenders in accordance with Section
2.3.1 below, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2 below:

         SECTION 2.3.1. Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request, not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than seven Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $100,000, in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $100,000 or, in either case, in the unused amount of the Revolving Loan Commitment Amount; provided, however, that all initial Loans shall be made as Base Rate Loans. No Borrowing Request shall be required, and the minimum aggregate amounts specified under this Section 2.3.1 shall not apply, in the case of Refunding Loans made pursuant to Section 2.3.2. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (Atlanta, Georgia time) on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer or credit entry to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION  2.3.2.  Swing Line Loans.

         (a) So long as Wachovia is the Swing Line Lender, the Commitment Termination Date shall not have occurred and the Swing Line Account Agreement shall not have been terminated, all Swing Line Loans shall be requested or deemed requested by the Borrower pursuant to the Swing Line Account Agreement and all Borrowings of Swing Line Loans under this Agreement shall be made in accordance with the Swing Line Account Agreement. In the event Wachovia ceases to be the Swing Line Lender or the Swing Line Loan Account Agreement has been terminated, so long as the Commitment Termination Date shall not have occurred, Swing Line Loans may be requested by same day telephonic notice (followed by written confirmation no later than the next succeeding Business Day) on or before 12:00 noon on the Business Day such Swing Line Loan is requested to be made; provided that all such Swing Line Loans shall be made in a minimum principal amount of $10,000 and an integral multiple of at least $10,000. All Swing Line Loans shall be made and maintained as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available to the Borrower as provided in the Swing Line Account Agreement.

         (b) If (i) for any period of five consecutive Business Days, Swing Line Loans shall be outstanding in an aggregate principal amount in excess of $1,000,000 or (ii) any Default (other than a Default of the nature set forth in Section 8.1.9) shall occur and be continuing, each Lender shall be obligated, without any further action or notice, to make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such new Revolving Loan being herein referred to as a "Refunding Loan"); provided, however, that (x) for purposes of clause (i) above, the Borrower shall be obligated to give notice to the Administrative Agent on or before the first Business Day following any such period of five consecutive Business Days when the aggregate outstanding principal amount of Swing Line Loans has exceeded $1,000,000, which notice shall be accompanied by a Borrowing Request requesting a Borrowing of Refunding Loans as required above, and (y) no Lender shall be required to make any Refunding Loan if, after giving effect thereto, (A) the sum of all outstanding Refunding Loans made by such Lender would exceed such Lender's Percentage of the Swing Line Loan Commitment Amount or (B) the sum of all Swing Line Loans and Revolving Loans made by such Lender, plus such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing Revolving Loan Commitment Amount. The Administrative Agent shall promptly notify the other Lenders of the Borrowing Request for Refunding Loans described above, and, on or before 10:00 a.m. (Atlanta, Georgia time) on the first Business Day following such notice to the Lenders by the Administrative Agent, each Lender shall deposit in an account specified by the Swing Line Lender the amount required pursuant to the previous sentence in same day funds and such funds shall be applied by the Swing Line Lender to repay the outstanding Swing Line Loans. At the time the aforementioned Lenders make the above referenced Refunding Loans, the Swing Line Lender shall be deemed to have made, a Revolving Loan in an amount equal to the Swing Line Lender's Percentage of the aggregate principal amount of the outstanding Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause (b), the amount so funded shall become outstanding under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made.

         Any term or provision of this Agreement to the contrary notwithstanding, the parties hereto agree that:

                  (i) in the event the Borrower fails to give timely notice as provided in clause (x) above and Refunding Loans are not made, as provided above, to refund Swing Lines Loans which have remained outstanding in an aggregate principal amount in excess of $1,000,000 for five consecutive

         Business Days (the date which is the earlier of (A) the Business Day following thedate such notice is ultimately given and (B) the date such Refunding Loans required pursuant to this clause (b) are made, being herein referred to as the "Refunding Date"), then each Lender, other than the Swing Line Lender, shall be entitled to receive (in addition to all other amounts payable to such Lender hereunder) the Additional Compensation Amount; and

                  (ii) the Additional Compensation Amount shall be payable five Business Days after demand thereof by any Lender entitled thereto; it being hereby agreed that the Borrower's obligation to pay such Additional Compensation Amount shall be the only obligation of the Borrower for purposes of this clause (b), and the Borrower's failure to provide such notice described above shall not, in and of itself, constitute a Default or Event of Default hereunder or result in any other liability.

         (c) If, at any time prior to the making of Revolving Loans to replace any outstanding Swing Line Loans pursuant to clause (b) above, any Default of the nature set forth in Section 8.1.9 shall have occurred, each Lender with a Revolving Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, purchase an undivided participation interest in all such Swing Line Loans in an amount equal to its Percentage of the aggregate outstanding amount of such Swing Line Loans and transfer immediately to an account identified by the Swing Line Lender, in immediately available funds, the amount of its participation. The Swing Line Lender will deliver to each such Lender, promptly following receipt of such funds, a participation certificate, dated the date of receipt of such funds and in the amount of such Lender's participation if requested to do so by such Lender.

         (d) The Borrower expressly agrees that, in respect of each Lender's funded participation interest in any Swing Line Loan, such Lender shall be deemed to be in privity of contract with the Borrower and have the same rights and remedies against the Borrower under the Loan Documents as if such funded participation interest in such Swing Line Loan were a Revolving Loan.

         (e) Each Lender's obligation (in the case of Lenders with a Revolving Loan Commitment) to make Revolving Loans or purchase participation interests in Swing Line Loans, as contemplated by clause (b) or (c) above, shall be absolute and unconditional and without recourse to the Swing Line Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect, (iii) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Obligor or any Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to the Administrative Agent on or before noon, Atlanta, Georgia time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than seven Business Days' notice, that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three

Business Days (but no more than seven Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and
(y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower and each Lender hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before noon, Atlanta, Georgia time, on a Business Day, the Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer. Each Letter of Credit (including any Letter of Credit which has had its Stated Expiry Date extended) shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) unless cash collateralized in a manner reasonably satisfactory to the Issuer, the Commitment Termination Date or (ii) (unless otherwise agreed to by the Issuer, in its sole discretion) one year from the date of its issuance or the extension of its Stated Expiry Date. The Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues hereunder.

         SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than such Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage to make Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage to make Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage to make Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to an Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. Disbursements. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., Atlanta, Georgia time, on the fourth Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the Issuer, for all amounts which Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Issuer on the terms set forth herein for each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder.

         SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each Lender's obligation under
Section 2.6.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer or to the extent such Disbursement was otherwise wrongful under the UCC.

         SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default, (i) an amount equal to that portion of all Letters of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed), and (ii) the Borrower shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers. Amounts payable by the Borrower pursuant to this Section shall be deposited in cash in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived, the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

         SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrower, each other Obligor and, to the extent set forth in Section 2.6.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or wilful misconduct or to the extent such Disbursement was otherwise wrongful under the UCC) shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, or (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct or to the extent such Disbursement was otherwise wrongful under the UCC) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.

         SECTION 2.7. Notes, etc. Each Lender's Revolving Loans under its Commitment shall be evidenced by a Revolving Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount, and the Swing Line Lender's Swing Line Loans under its Swing Line Loan Commitment shall be evidenced by a Swing Line Note payable to the order of the Swing Line Lender in a maximum principal amount equal to the Swing Line Loan Commitment. The Borrower hereby irrevocably authorizes each Lender (including the Swing Line Lender) to make (or cause to be made) appropriate notations on the grid attached to such Lender's Revolving Note or the Swing Line Note, as the case may be (or on any continuation of such grid), which notations, if made, shall be prima facie evidence of (absent manifest error), inter alia, the date of, the outstanding principal of, and the type of interest rate and Interest Period applicable to the Loans evidenced thereby; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.


                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION  3.1.  Repayments and Prepayments; Application.

         SECTION 3.1.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

                  (a) From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans, provided, however, that (i) with respect to any Loans other than Swing Line Loans, (x) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period, (y) all such voluntary prepayments shall require at least one Business Day's notice in the case of Base Rate Loans, three Business Days' notice in the case of LIBO Rate Loans, but no more than seven Business Days' prior written notice in the case of any Loans, in each case in writing to the Administrative Agent, and (z) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000; and (ii) unless otherwise provided in the Swing Line Loan Agreement, (x) Swing Line Loans may be voluntarily prepaid at any time, followed by subsequent telephonic notice to the Swing Lender on or before 3:00 p.m., Atlanta, Georgia time, no later than the day following such prepayment (such notice to be confirmed in writing if requested by the Swing Line Lender) and (y) any such voluntary partial prepayment shall be in a minimum aggregate amount of, and an integral multiple of, $10,000 or the aggregate principal amount of all outstanding Swing Line Loans.

                  (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the lesser of (x) the Revolving Loan Commitment Amount (as it may be reduced from time to time, including pursuant to Section 2.2 and Section 3.1.2), and (y) the then applicable Borrowing Base Amount, the Borrower shall make a mandatory prepayment of all the Loans and, if necessary, give cash collateral to the Administrative Agent pursuant to an agreement satisfactory to the Administrative Agent to collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess.

                  (c) The Borrower shall, not later than three Business Days following the receipt of any Net Debt Proceeds by the Borrower or any of its Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds and make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds to be applied as set forth in Section 3.1.2; provided, that in no event shall any prepayment be required pursuant to this clause
         (c) in an amount less than $1,000,000 until three Business Days after the date on which the aggregate amount of all prepayments that, absent this proviso, would have been required to have been made by this clause (c) (and which in fact have not yet been made) is at least $1,000,000.

                  (d) The Borrower shall, not later than three Business Days following the receipt of any Net Equity Proceeds by the Borrower or any of its Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds and make a mandatory prepayment of the Loans in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in Section 3.1.2; provided that (i) this clause (d) shall not be applicable to any Net Equity Proceeds arising from the issuance or sale of any stock, warrants or options to employees, officers or directors of the Borrower or any of its Subsidiaries pursuant to any compensation arrangement, employee benefit plan or similar arrangement or the exercise by any such employee, officer, director, plan or arrangement of any such warrants or options; and (ii) in no event shall any prepayment be required pursuant to this clause (d) in an amount less than $1,000,000 until three Business Days after the date on which the aggregate amount of all prepayments that, absent this clause (ii), would have been required to have been made by this clause (d) (and which in fact have not yet been made) is at least $1,000,000.

                  (e) The Borrower shall, following the receipt by the Borrower or any of its Subsidiaries of any Casualty Proceeds in excess of $5,000,000 (individually or in the aggregate (when taken together with Net Disposition Proceeds) over the course of a Fiscal Year), deliver to the Administrative Agent a calculation of the amount of such Casualty Proceeds and make a mandatory prepayment of the

         Loans in an amount equal to 100% of such Casualty Proceeds within 60 days of the receipt thereof to be applied as set forth in Section 3.1.2; provided, however, that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Borrower informs the Agents in writing no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its or such Subsidiary's good faith intention either to (x) apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property, or (y) otherwise reinvest such Casualty Proceeds, in a manner permitted by this Agreement, in the business of the Borrower and its Subsidiaries (including pursuant to clauses (e) and (j) of Section 7.2.5), and the Borrower or such Subsidiary in fact so uses such Casualty Proceeds within 365 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 365-day period being applied to the prepayment of the Loans pursuant to Section 3.1.2; provided, further, however, that (i) at any time when any Event of Default shall have occurred and be continuing, all such Casualty Proceeds (together with Net Disposition Proceeds not applied as provided in clause (f) below) shall be deposited in an account of the Borrower maintained with the Administrative Agent to pay for such rebuilding, replacement or reinvestment whenever no Event of Default is then continuing or except as otherwise agreed to by the Agents for disbursement at the request of the Borrower or such Subsidiary, as the case may be, it being agreed that all amounts so deposited shall be disbursed to the Borrower at such time as no Event of Default has occurred and is continuing, or (ii) if all such Casualty Proceeds (together with Net Disposition Proceeds not applied as provided in clause (f) below) aggregating in excess of $5,000,000 have not yet been applied either (x) to the repayment of Loans, (y) as described in the notice required above, or (z) in accordance with clause (f) below, all such Casualty Proceeds and Net Disposition Proceeds shall be deposited in an account of the Borrower maintained with the Administrative Agent for disbursement at the request of the Borrower or such Subsidiary, as the case may be, to be used for the purpose(s) set forth in such written notice(s) or, at the election of the Borrower, to repay Loans; provided, further that in no event shall any prepayment be required pursuant to this clause (e) in an amount less than $5,000,000 or any unused Casualty Proceeds aggregating less than $5,000,000 until three Business Days after the end of any Fiscal Quarter containing a date on which the aggregate amount of all prepayments that, absent this proviso and the similar proviso to clause (f) below, would have been required to have been made by this clause (e) or such clause (f) (and which in fact have not yet been made) is in excess of $5,000,000.

                  (f) The Borrower shall, following the receipt by the Borrower or any of its respective Subsidiaries of any Net Disposition Proceeds in excess of $5,000,000 (individually or in the aggregate (when taken together with Casualty Proceeds) over the course of a Fiscal Year), deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds and make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds within five Business Day of the receipt thereof to be applied as set forth in Section 3.1.2; provided, however, that no mandatory prepayment on account of Net Disposition Proceeds shall be required under this clause if the Borrower informs the Agents in writing no later than five Business Day following the receipt of such Net Disposition Proceeds of its or such Subsidiary's good faith intention to reinvest such Net Disposition Proceeds, in a manner permitted by this Agreement, in the business of the Borrower and its Subsidiaries (including pursuant to clauses (e) and (j) of Section 7.2.5), and the Borrower or such Subsidiary in fact so uses such Net Disposition Proceeds to replace such assets or property within 365 days of the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365-day period being applied to the Loans pursuant to Section 3.1.2; provided, further, however, that
         (i) at any time when any Event of

         Default shall have occurred and be continuing, all such Net Disposition Proceeds (together with Casualty Proceeds not applied as provided in clause (e) above) shall be deposited in an account of the Borrower maintained with the Administrative Agent to pay for such reinvestment whenever no Event of Default is then continuing or except as otherwise agreed to by the Agent for disbursement at the request of the Borrower or such Subsidiary, as the case may be, it being agreed that all amounts so deposited shall be disbursed to the Borrower at such time as no Event of Default has occurred and is continuing, or
         (ii) if all such Net Disposition Proceeds (together with Casualty Proceeds not applied as provided in clause (e) above) aggregating in excess of $5,000,000 have not yet been applied to either (x) the repayment of Loans, (y) as described in the notice required above, or
         (z) in accordance with clause (e) above, all such Net Disposition Proceeds and Casualty Proceeds shall be deposited in an account of the Borrower maintained with the Administrative Agent for disbursement at the request of the Borrower or such Subsidiary, as the case may be, to be used for the purpose(s) set forth in such written notice(s) or, at the election of the Borrower, to repay Loans; provided, further that in no event shall any prepayment be required pursuant to this clause
         (f) in an amount less than $5,000,000 or any unused Net Disposition Proceeds aggregating less than $5,000,000 until three Business Days after the end of any Fiscal Quarter containing a date on which the aggregate amount of all prepayments that, absent this proviso and the similar proviso to clause (e) above, would have been required to have been made by this clause (f) or such clause (e) (and which in fact have not yet been made) is in excess of $5,000,000.

                  (g) The Borrower shall, on each date when any reduction in the Revolving Loan Commitment Amount shall become effective, make a mandatory prepayment of Revolving Loans and Swing Line Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced.

                  (h) The Borrower shall, immediately upon the occurrence of the Stated Maturity Date of any Loans or Obligations, whether by way of acceleration pursuant to Section 8.2 or 8.3 or otherwise, repay all such outstanding Loans and other Obligations, unless, pursuant to
         Section 8.3, only a portion of all Loans and other Obligations are so accelerated (in which case only the portion so accelerated shall be so prepaid).

         Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to this Section 3.1.1 shall cause a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be.

         SECTION 3.1.2. Application. Other than pursuant to the Swing Line Account Agreement, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans; provided, that mandatory prepayments of LIBO Rate Loans made pursuant to Section 3.1.1, if not made on the last day of the Interest Period with respect thereto, shall be prepaid subject to the provisions of Section 4.4 (together with a payment of all accrued interest).

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

         SECTION 3.2.1. Rates. Each Base Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Loan on such day. Each LIBO Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the first day of the Interest Period applicable thereto to but excluding the last day of such Interest Period or, if different, the date such Loan is repaid or converted to a Base Rate Loan at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loan on such day.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts that are overdue at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin (as then in effect) plus a margin of 2%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the initial Credit Extension hereunder;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period); and

                  (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of
Article V) commencing on the Effective Date and continuing through but excluding the Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee, in each case on such Lender's Percentage of the sum of the average daily unused portion of the applicable Commitment Amount, whether or not then available. All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 365 or 366 days (as applicable) and payable by the Borrower in arrears on the Effective Date and thereafter on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Commitment Termination Date. The making of Swing Line Loans by the Swing Line Lender shall not constitute usage under the Commitment for the purpose of calculating the commitment fees to be paid by the Borrower to the Lenders (including the Swing Line Lender) pursuant to Section 3.3.1; provided, that Letter of Credit Outstandings shall constitute usage for such purpose.

         SECTION 3.3.2. Agent's Fee. The Borrower agrees to pay to each Agent, for its own account, the fees, if any, payable to such Agent pursuant to the Fee Letters in the amounts and on the dates set forth therein.

         SECTION 3.3.3. Letter of Credit Fee. The Borrower agrees to pay to

                  (a) the Administrative Agent, for the pro rata account of the Issuer and each other Lender that has a Revolving Loan Commitment, a Letter of Credit fee for each day (other than the last day) on which there shall be any Letters of Credit outstanding in an amount equal to the product of (i) a rate per annum equal to the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans multiplied by
         (ii) the Stated Amount of each such Letter of Credit; and

                  (b) the Issuer (i) a Letter of Credit fronting fee for each day (other than the last day) on which there shall be any Letters of Credit outstanding in an amount equal to 0.25% per annum on the Stated Amount of each such Letter of Credit, and (ii) from time to time promptly after demand, the normal issuance, presentation, amendment and other processing fees, and other standard administrative costs and charges of the Issuer relating to Letters of Credit as from time to time in effect and notified to the Borrower.

Fees payable pursuant to this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Any Lender so affected shall give prompt notice thereof the Borrower of such circumstances and the cessation thereof.

         SECTION 4.2. Deposits Unavailable. If no Telerate page (or successor thereto) shall exist and the Administrative Agent shall have determined that either (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not generally available in the London interbank market or (ii) by reason of circumstances affecting such relevant market, adequate means do not exist for purposes of ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and
Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the circumstances causing such suspension no longer exist. The Administrative Agent shall give prompt notice thereof to the Borrower of such circumstances and the cessation thereof.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. Subject to the terms hereof, the Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, except for such changes with respect to increased capital costs and taxes, which shall be governed by Sections 4.5 and 4.6, respectively, or reflected in the LIBO Rate (Reserve Adjusted). Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts which have not accrued for more than 90 days prior to the date on which such Lender actually became aware of such additional amounts shall be payable by the Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice shall, in the absence of bad faith or manifest error, be conclusive and binding on the Borrower.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of (i) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, (ii) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor, or (iii) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of bad faith or manifest error, be conclusive and binding on the Borrower. In no event shall the amount the Borrower is obligated to pay to any Lender pursuant to this Section exceed the excess, if any, of (i) the amount of interest (exclusive of any Applicable Margin) which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from and including the date of such event to but excluding that last day of the Interest Period (or proposed Interest

Period) for the applicable Loans at the applicable LIBO Rate (or proposed LIBO
Rate) for such Loans over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market; it being understood that the Borrower shall not be required to indemnify any Lender for any lost profits.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender, the Issuer or any Person controlling such Lender or the Issuer (exclusive, however, of adjustments reflected in the LIBO Rate (Reserve Adjusted)), and such Lender or the Issuer determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments, participation in, or the issuance or extension of, any Letter of Credit or any Loan made, or the Letters of Credit participated in, by such Lender is reduced to a level below that which such Lender, the Issuer or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or the Issuer to the Borrower, the Borrower shall immediately pay directly to such Lender or the Issuer additional amounts which have not accrued for more than 90 days prior to the date on which such Lender or the Issuer became aware of such additional amounts sufficient to compensate such Lender, the Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or the Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of bad faith or manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or the Issuer may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Credit Extensions and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes and taxes imposed on or measured by any Lender's, Agent's or Issuer's net income or net receipts and
(ii) any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by the United States or any political subdivision in or of the United States to the extent they are in effect and would apply as of the date any Person becomes a Lender, Agent or Issuer (but not to the extent imposed as a result of a change in law, treaties, regulation or an interpretation thereof occurring after the date hereof), or to the extent imposed as a result of a change in a Lender's, Agent's or Issuer's circumstances, including without limitation a change in the residence, place of incorporation, or principal place of business of such Person or as a result of a change in the branch or lending office of such Person participating in the transactions set forth herein (other than a change made at the request of the Borrower), and the foregoing clauses (i) and (ii) shall include all penalties, interest or expenses related thereto (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will (x) pay directly to the relevant authority the full amount required to be so withheld or deducted,
(y) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority, and (z) pay to the Administrative Agent for the account of such Lender, Agent or Issuer, as applicable, such additional amount or amounts as is necessary to ensure that the net amount actually received by such Person will equal the full amount such Person would have received had no such withholding or deduction been required; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender, Agent or Issuer (A) that is not organized under the laws of the United States to the extent that such Taxes are imposed on such Lender, Agent or Issuer, as the case may be, as a result of the failure of such Person to comply with the requirements of the last paragraph of this Section 4.6, or (B) to the extent the increase in such amount payable results solely from the Lender's, Agent's or Issuer's own wilful misconduct or gross negligence. Moreover, if any Taxes are directly asserted against any Lender, Agent or Issuer with respect to any payment received by such Person hereunder, such Person may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of any Lender, Agent or Issuer, as applicable, the required receipts or other required documentary evidence, the Borrower shall indemnify such Lender, Agent or Issuer, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Person as a result of any such failure.

         If any Lender, Agent or Issuer determines in its sole good faith judgment that it has received a refund (including interest and penalties, if any) of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 4.6, it shall promptly notify the Borrower of such refund and shall, within 90 days of receipt repay such refund (to the extent of amounts that have been paid by the Borrower under this Section 4.6 with respect to such Taxes and not previously reimbursed) to the Borrower and without any interest (other than the interest, if any, attributable to such refund that is actually received from the relevant taxing authority), provided that the Borrower, upon the request of such Lender, Agent or Issuer agrees to return such refunded amount to such Lender, Agent or Issuer in the event such Person is required to repay such refund. The Borrower shall return such refund within 30 days after such Lender, Agent or Issuer provides the Borrower with written notice that it is required by applicable law to repay such refund to the relevant taxing authority. Any such amounts returned by the Borrower shall be treated as a payment subject to the provisions of this Section 4.6. The Borrower acknowledges that nothing contained in this paragraph shall require any Lender, Agent or Issuer to make any application for a refund of any Taxes or otherwise affect its discretion over its fiscal affairs.

         Each Lender, Agent or Issuer that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under this Agreement and thereafter on or about the first scheduled payment date in each Fiscal Year and at any other time that the Borrower or the Administrative Agent may reasonably request, execute and deliver to the Borrower and the Administrative Agent one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 (or successor forms or documents) or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender, Agent or Issuer is exempt from withholding or deduction of Taxes.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York, N.Y. or Atlanta, Georgia time, on the date due, in same day or immediately available funds, to such account in Atlanta, Georgia as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender, Agent or Issuer, as the case may be, its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of the commitment fee described in Section 3.3.1 and interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (ii) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender, to (ii) total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Lender shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of Section
8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any Event of Default described in Section 8.1.1 or any acceleration of the Obligations (in whole or in part), have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 4.10. Replacement of Lenders. Each Lender hereby severally agrees as set forth in this Section. If any Lender (an "Affected Lender") makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5, or 4.6, and the payment of such additional amounts are, and are likely to continue to be, materially greater in the reasonable judgment of the Borrower than with respect to the other Lenders, or if its Loans are effected by the circumstances described in Section 4.1, the Borrower may, within 30 days of receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Affected Lender of its intention to replace such Affected Lender with another financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Borrower and such Affected Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender, and otherwise not to be unreasonably withheld), then such Affected Lender shall, subject to the payment of any amounts due pursuant to
Section 4.4, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) to such designated financial institution; provided, however, that
(i) such assignment shall be without recourse, representation or warranty (other than as to free and clear ownership) and shall be on terms and conditions consistent with those set forth in Section 10.11.1, (ii) the purchase price paid by such designated financial institution shall be in the amount of such Affected Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus (to the extent not paid by the Borrower) all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder and (iii) the Borrower shall pay to the Affected Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 10.11.1). Upon the effective date of an assignment described above, the Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents and the Affected Lender shall cease to be such.


                                   ARTICLE V

                        CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Agents shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Effective Date, for each such Obligor and (ii) a certificate, dated the date of the initial Credit Extension and with counterparts for each Lender, duly executed and delivered by such Obligor's Secretary or Assistant Secretary or managing member, as applicable, as to

                  (a) resolutions of each such Obligor's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by such Obligor and the transactions contemplated hereby and thereby;

                  (b) the incumbency and signatures of those of its officers or managing member, as applicable, authorized to act with respect to this Agreement and each other Loan Document to be executed by such Obligor; and

                  (c) the full force and validity of each Organic Document of such Obligor and copies thereof.

The Agents, each Lender and the Issuer may conclusively rely upon such certificates until it shall have received a further certificate of the Secretary, Assistant Secretary or managing member, as applicable, of any such Obligor canceling or amending the prior certificate of such Obligor.

         SECTION 5.1.2. Closing Date Certificate. The Agents shall have received, with counterparts for each Lender, the Borrower Closing Date Certificate, dated the date of the initial Credit Extension and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Arranger.

         SECTION 5.1.3. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender, such Lender's Note (including the Swing Line Lender's Swing Line Note) duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.4. Pledge Agreement. The Administrative Agent shall have received, with counterparts for each Lender,

                  (a) the Pledge Agreement, dated the date hereof, duly executed and delivered by an Authorized Officer of the Borrower and each Guarantor that has any U.S. Subsidiaries that are Guarantors, together with

                           (i) certificates evidencing all of the issued and outstanding shares of Capital Stock owned by (x) the Borrower in each Guarantor and (y) such Guarantor in each such Subsidiary (other than BSG Government Solutions, Inc.), which certificates shall be accompanied by undated stock powers duly executed in blank; and

                           (ii) all Pledged Instruments (as defined in the
                  Pledge Agreement), if any, evidencing Indebtedness payable to the Borrower or such Guarantor duly endorsed to the order of the Administrative Agent, together with Uniform Commercial Code Financing Statements (or similar instruments) in respect of such Pledged Instruments executed by the Borrower or such Guarantor to be filed in such jurisdictions as the Arranger may reasonably request;

         provided, that if any securities pledged pursuant to the Pledge Agreement are uncertificated securities or are held through a financial intermediary, the Administrative Agent shall have received confirmation and evidence satisfactory to it that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent in such securities pursuant to the terms of the Pledge Agreement; and

                  (b) the Agents and their counsel shall be reasonably satisfied that the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the Collateral described above is, subject to Permitted Liens, a first priority security interest; and no Lien exists on any of the Collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document and Permitted Liens.

         SECTION 5.1.5. Subsidiary Guaranty. The Agents shall have received, with counterparts for each Lender, a Subsidiary Guaranty, dated the date hereof, duly executed and delivered by each Guarantor.

         SECTION 5.1.6. Security Agreement. The Agents shall have received, with counterparts for each Lender, executed counterparts of the Security Agreement, dated as of the date hereof, duly executed by the Borrower and each Guarantor, together with

                  (a) executed copies of Uniform Commercial Code financing statements (Form UCC-1), naming each Obligor under the Security Agreement as a debtor and the Administrative Agent as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code in all jurisdictions as may be necessary or, in the reasonable opinion of the Arranger, desirable to perfect the security interests of the Administrative Agent pursuant to the Security Agreement;

                  (b) to the extent the Arranger may reasonably request, executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person other than Permitted Liens (i) in any Collateral described in the Security Agreement previously granted by any Person, and (ii) in respect of any of the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Arranger may reasonably request from such Obligors; and

                  (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the date of the initial Credit Extension, listing searches conducted in such jurisdictions as are reasonably satisfactory to the Arranger, together with copies of the results of such searches.

         SECTION 5.1.7. Copyright Security Agreement and Trademark Security Agreement. The Administrative Agent shall have received the Copyright Security Agreement and the Trademark Security Agreement, as applicable, each dated as of the date hereof, duly executed and delivered by the applicable Obligor.

         SECTION 5.1.8. Financial Information, etc. The Agents shall have received, with counterparts for each Lender,

                  (a) audited consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Years ended December 31, 1995, December 31, 1996 and December 31, 1997, in each case reasonably satisfactory in all material respects to the Arranger; and

                  (b) a Borrowing Base Certificate, dated the date of the initial Credit Extension and calculated as of the calendar year ended immediately prior to such date, duly executed (with all schedules thereto completed) and delivered by an Authorized Officer of the Borrower.

         SECTION 5.1.9. Compliance Certificate. The Agents shall have received, with counterparts for each Lender, an initial Compliance Certificate on a pro forma basis as if the Credit Extension to be made on the date of the initial Borrowing, the issuance of the Senior Notes and the application of the net proceeds thereof had occurred as of December 31, 1997 and as to such items therein as the Agents reasonably request, dated the date of the initial Credit Extension, duly executed (and with all schedules thereto duly completed) and delivered by a Responsible Officer of the Borrower.

         SECTION 5.1.10. Purchase and Sale of Senior Notes, etc. The Borrower shall have issued and sold the Senior Notes and received gross proceeds of $175,000,000 from such issuance and sale. The Arranger shall be reasonably satisfied with all terms and conditions of the Senior Notes, the Senior Note Indenture and all other Senior Note Documents.

         SECTION 5.1.11. Perfection Certificate. The Agents shall have received a Perfection Certificate, dated as of the date of the initial Credit Extension, duly executed and delivered by an Authorized Officer of each Obligor that is a party thereto.

         SECTION 5.1.12. Payment of Outstanding Indebtedness, etc. All Bridge Notes and all other Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extension and the Senior Notes and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

         SECTION 5.1.13. Litigation. There shall exist no pending or threatened material litigation, proceedings or investigations which (x) contests the consummation of the Transaction or the legality or validity of this Agreement, any other Loan Document or any Senior Note Document or (y) except as disclosed in any filing of the Borrower on Form 10-Q, Form 10-K or Form 8-K with the SEC on or prior to February 13, 1998, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.1.14. Material Adverse Change. Except as disclosed in any filing of the Borrower on Form 10-Q, Form 10-K or Form 8-K with the SEC on or prior to February 13, 1998, there shall have occurred no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, since December 31, 1997.

         SECTION 5.1.15. Approvals. All necessary governmental, shareholders' and third-party Permits and approvals in connection with the Transaction and the execution, delivery and performance of this Agreement and the other Loan Documents and Senior Note Documents shall have been duly obtained.

         SECTION 5.1.16. Insurance. The Agents shall have received, with copies for each Lender, a summary of all insurance policies of the Borrower and its Subsidiaries, which policies evidence coverage required to be maintained pursuant hereto and to each Loan Document.

         SECTION 5.1.17. Opinions of Counsel. The Agents shall have received opinions, dated the date of the initial Credit Extension and addressed to the Administrative Agent and all Lenders, from

                  (a) Skadden, Arps, Slate, Meagher & Flom LLP, special New York and California counsel to the Obligors;

                  (b)  Randy Hutto, general counsel to the Obligors; and

                  (c) Paul, Hastings & Janofsky, special Georgia counsel to the Obligors.

         SECTION 5.1.18. Other Representations and Warranties. Each of the representations and warranties of the Borrower and its Subsidiaries set forth in the Senior Note Documents shall be true and correct in all material respects.

         SECTION 5.1.19. Closing Fees, Expenses, etc. Each of the Agents shall have received for its own respective account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to Sections 2.1.3 and 2.1.4 and the satisfaction of each of the conditions precedent set forth in this Section 5.2.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both immediately before and after giving effect to any Credit Extension, the following statements shall be true and correct:

                  (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.6) and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

              (b) the sum of (i) the aggregate outstanding principal amount of all Loans, plus (ii) the aggregate amount of all Letter of Credit Outstandings, does not exceed the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then applicable Borrowing Base Amount;

                  (c) except as disclosed by the Borrower to the Agents and the Lenders pursuant to Section 6.6,

                           (i) no litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of an officer of the Borrower, threatened against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or which would adversely affect the legality, validity or enforceability of this Agreement or any other Loan Document; and

                           (ii) no development shall have occurred in any
                  litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.6 which could reasonably be expected to have a Material Adverse Effect; and

                  (d) no Default shall have then occurred and be continuing.

         SECTION 5.2.2. Credit Extension Request, etc. The Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
Section 5.2.1 are true and correct in all material respects.

         SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants to each Secured Party as set forth in this Article.

         SECTION 6.1. Corporate Existence and Power. The Borrower and each of its Subsidiaries (i) is a corporation or other entity, validly existing and in good standing (and duly incorporated in the case of a corporation) under the laws of its jurisdiction of organization (or incorporation in the case of a corporation), and (ii) has all corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted; except, in each case, where any failure of the foregoing to be true would not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2. Authorization, Execution and Enforceability; Lien Perfection.

                  (a) The execution, delivery and performance by the Borrower and each of its Subsidiaries of this Agreement and each other Loan Document to which it is a party and the issuance of the Notes by the Borrower have been duly and validly authorized and are within its corporate or other powers.

         Each of the Loan Documents (including the Notes) has been duly executed and delivered by the Borrower and each of its Subsidiaries party thereto and constitutes its valid and binding agreement, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and equitable principles of general applicability.

                  (b) Each Collateral Document (together with the delivery to the Administrative Agent of any instrument and certificated securities) creates valid and binding Liens in the Collateral purported to be covered thereby, and upon completion of the actions and filings described in the Collateral Documents and Perfection Certificate such Liens, to the extent the same may be perfected under Articles 8 or 9 of the UCC, will constitute perfected Liens, subject to no prior or equal Lien other than Permitted Liens.

         SECTION 6.3. Governmental Authorization. The execution and delivery by the Borrower and each of its Subsidiaries of this Agreement, the Notes and each of the other Loan Documents to which it is a party did not and will not, and the consummation by the Obligors of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (i) the actions and filings described in Item 6.3 of the Disclosure Schedule or Section 6.2, (ii) those of which have been taken or obtained and are in full force and effect, and (iii) other actions and filings which, if not taken or made, will not affect in any material respect the validity or enforceability of this Agreement, the Notes or any other Loan Documents or the perfection or priority of the Lien created under the Collateral Documents.

         SECTION 6.4. Contravention. The execution and delivery by the Borrower and each of its Subsidiaries of this Agreement, the Notes or any other Loan Documents to which it is a party did not and will not and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of any provision of applicable law or regulation, the Organic Documents or any material agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its assets, or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than the Liens created by the Loan Documents and Permitted Liens).

         SECTION  6.5.  Financial Information, etc.

                  (a) All financial statements delivered pursuant to Section 5.1.8, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries as of the dates thereof and their consolidated results of operations, changes in stockholders' equity and cash flows for the period's covered thereby.

                  (b) On the Closing Date, the Borrower and its Subsidiaries will not have any liabilities, contingent or otherwise, including liabilities for taxes, unusual or forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except (i) as referred to or reflected or provided for in the audited consolidated balance sheet for the Fiscal Year ended December 31, 1997 or the notes thereto or (ii) as could not reasonably be expected to have a Material Adverse Effect.

                  (c) Except as disclosed in any Form 10-Q, Form 10-K or Form 8-K filed with the SEC on or prior to February 13, 1998, no development has occurred since December 31, 1997 that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

         SECTION 6.6. Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) for which there is a reasonable possibility of an adverse decision that would have a Material Adverse Effect, except as disclosed in any filing of the Borrower on Form 10-Q, Form 10-K or Form 8-K with the SEC on or prior to February 13, 1998, or (ii) which challenges the validity of this Agreement, the Notes, any other Loan Document or any Senior Note Document.

         SECTION 6.7. Taxes. The Borrower's federal tax identification number is 58-1651222. All income tax returns and all other material tax returns which are required to be filed by or on behalf of the Borrower and its Subsidiaries have been filed, except where the failure to file any of the same would not have a Material Adverse Effect. All taxes shown as due on such returns have been paid or adequate reserves have been established on the books of the Borrower, except to the extent that (i) the Borrower's failure to pay any such taxes would not have a Material Adverse Effect or (ii) any such taxes as are being contested in good faith and for which adequate reserves are maintained on the books of the Borrower. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges have been established in accordance with GAAP.

         SECTION 6.8. Subsidiaries. Item 6.8 of the Disclosure Schedule sets forth a complete list of all of the Borrower's direct or indirect Subsidiaries as of the date hereof and the federal tax identification number, if any, for each such Subsidiary. Each Subsidiary listed on such Item 6.8 with an asterisk appearing after its name does not own any material amount of assets.

         SECTION 6.9. Not a Regulated Entity. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is the Borrower a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.10. Full Disclosure. The information (other than any projections) heretofore furnished by the Borrower to the Arranger for purposes of or in connection with this Agreement, the Notes or any other Loan Documents or any transaction contemplated herein or therein does not, and all such information hereafter furnished by the Borrower to any Agent or Lender will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading. All projections heretofore furnished by the Borrower to the Syndication Agent for purposes of or in connection with this Agreement, the Notes or any other Loan Documents or any transaction contemplated hereby or thereby have been, and all projections hereafter furnished by the Borrower to any Agent or Lender will be, prepared in good faith and based upon reasonable assumptions believed to be reasonable at the time such projections were prepared. The Borrower has disclosed to the Arranger any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower or any of its subsidiaries to perform its obligations under this Agreement, the Notes or any other Loan Documents or to complete the transactions contemplated hereby or thereby.

         SECTION 6.11. Permits. Except to the extent any of the following would not result in a Material Adverse Effect, (i) the Borrower and its Subsidiaries have all Permits as are necessary for the conduct of their respective businesses as it has been carried on, (ii) all such Permits are in full force and effect, and each of the Borrower and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits, (iii) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other impairment of the rights of the holder of any such Permit, and (iv) each of the Borrower and its Subsidiaries has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

         SECTION 6.12. Real Property Interests. Other than the ownership interests in real property disclosed on Item 6.12 of the Disclosure Schedule, neither the Borrower nor any Subsidiary has any ownership interest in any real property on and as of the date hereof.

         SECTION 6.13. Compliance with ERISA. Except to the extent the same would not individually or in the aggregate have a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA except, in each case, as would not individually or in the aggregate have a Material Adverse Effect.

         SECTION 6.14. Ownership of Properties. Except for Permitted Liens, the Borrower and each of its Subsidiaries owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except where the failure to so own such title or have such leasehold interest would not individually or in the aggregate have a Material Adverse Effect.

         SECTION 6.15. Environmental Warranties. Except as set forth in Item
6.15 of the Disclosure Schedule and except where the failure of any of the following to be true individually or in the aggregate would not have a Material Adverse Effect:

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, in material compliance with all Environmental Laws except for noncompliances which have been fully resolved with the relevant Governmental Authorities and which have resulted in a return to compliance;

                  (b) there have been no unresolved past, and there are no pending or, to the knowledge of any Responsible Officer of the Borrower, threatened claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or any complaints, notices or, to the knowledge of any Responsible

         Officer of the Borrower, inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or, to the knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries;

                  (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations required by any applicable Environmental Law;

                  (e) no property now or, to the knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries is listed or, to the knowledge of any Responsible Officer of the Borrower, proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect;

                  (g) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or, to the knowledge of any Responsible Officer of the Borrower, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or, to the knowledge of any Responsible Officer of the Borrower, other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (i) no conditions exist at, on or under any property now or, to the knowledge of the Borrower, previously owned or leased by the Borrower which, with the giving of notice, would give rise to material liability under any Environmental Law; and

                  (j) neither the Borrower nor any of its Subsidiaries owns or operates any medical waste treatment or incineration facility regulated under Environmental Laws or has arranged for the treatment or disposal of any Hazardous Material from a medical facility at an offsite treatment or disposal facility.

         SECTION 6.16. Intellectual Property. The Borrower owns and possesses or licenses (as the case may be) all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights necessary for the conduct of the business of the Borrower as now conducted without any infringement upon rights of other Persons, in each case except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the extent required pursuant to the Security Agreement, valid, binding and perfected Liens have been created in favor of the Administrative Agent for the benefit of the Secured Parties in all material patents and patents rights, if any, owned by the Borrower and the Guarantors, which Liens shall, except for Permitted Liens, be first priority Liens.

         SECTION 6.17. Regulations G, U and X. Neither the Borrower nor any of its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.


                                  ARTICLE VII

                                   COVENANTS

         SECTION 7.1. Affirmative Covenants. The Borrower agrees with each Lender, each Issuer and the Administrative Agent that until all Commitments have expired or terminated, all then accrued or due and payable monetary Obligations have been paid and performed in full and all Letters of Credit have expired or terminated (or the Issuer shall have received cash (in a cash collateral account on terms reasonably satisfactory to the Issuer) in the amount of all Letter of Credit Outstandings), the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish or cause to be furnished to each Administrative Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows and stockholders' equity (deficit) of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form, the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified (subject to footnote presentation and normal year-end adjustments, and excepting changes concurred in by the Borrower's independent public accountants) as to fairness of presentation, GAAP and consistency by the chief executive, financial or accounting Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, all reported on without material qualification by Price Waterhouse LLP, any other "big six" accounting firm or any other independent public accountants that is reasonably acceptable to the Administrative Agent, which report shall be accompanied by a confirmation of the calculation of the financial covenants set forth in Section 7.2.4 provided by the Borrower pursuant to clause (c); provided that such confirmation shall be limited to calculations which can reasonably be derived through the use of the financial statements referred to in this clause (b);

                  (c) (i) concurrently with the delivery of the financial information pursuant to clause (a) and clause (b), a Compliance Certificate, executed by the chief executive, financial or accounting Authorized Officer of the Borrower, showing compliance with the financial covenants set forth in Section 7.2.4 and stating, to the knowledge of the Responsible Officers of the Borrower, that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Borrower has taken or proposes to take with respect thereto) and (ii) 45 days after the end of the fourth Fiscal Quarter of each Fiscal Year, a Preliminary Compliance Certificate, executed by the chief executive, financial or accounting Authorized Officer of the Borrower, showing the Borrower's compliance or noncompliance with the financial covenants set forth in Section 7.2.4;

                  (d) as soon as possible and in any event within five Business Days after any officer of the Borrower obtains knowledge of the occurrence of a Default, a statement of the chief executive, financial or accounting Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within five Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge of (i) the occurrence of any adverse development which could reasonably be expected to have a Material Adverse Effect with respect to any litigation, action or proceeding described in any filing of the Borrower on Form 10-K, Form 10-Q or Form 8-K filed with the SEC on or prior to February 13, 1998 or (ii) the commencement of any litigation, action or proceeding is of the type and materiality described in Section 6.6, notice thereof and, to the extent the Administrative Agent requests, copies of all non- privileged documentation relating thereto;

                  (f) promptly after the sending or filing thereof, copies of all reports, notices, proxy statements, prospectuses and registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

                  (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
         (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the Borrower's chief financial Authorized Officer or chief accounting Authorized Officer setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (h) promptly, and in any event no later than 30 days, after any U.S. Subsidiary shall be formed or any Person shall become a U.S. Subsidiary, notice thereof;

                  (i) promptly upon receipt thereof, copies of all "management letters" submitted to the Borrower by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

                  (j) within 30 days after the end of each calendar month, a Borrowing Base Certificate that is calculated as of the last day of such calendar month;

                  (k) promptly when available but in any event within 90 days following the end of each Fiscal Year, a business plan for the Borrower and its Subsidiaries for the next succeeding Fiscal Year, which business plan shall be prepared in reasonable detail and shall be presented on a Fiscal Quarter basis for each business segment of the Borrower and shall project anticipated performance relative to the financial covenants set forth in Section 7.2.4 hereof;

                  (l) as soon as available and in any event within 30 days after the end of each calendar month ending on or prior to August 31, 1998, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such calendar month and the related unaudited consolidated statements of income and cash flows and stockholders' equity (deficit) of the Borrower and its Subsidiaries for such calendar month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month, and including (in each case), in comparative form the figures for the corresponding Calendar month in, and year to date portion of, the immediately preceding Fiscal Year, certified (subject to footnote presentation and normal year-end adjustments, and excepting changes concurred in by the Borrower's independent public accountants) as to fairness of presentation, GAAP and consistency by the chief executive, financial or accounting Authorized Officer of the Borrower; and

                  (m) such other financial and other information as any Lender through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

         SECTION 7.1.2. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrower and its Subsidiaries may be properly conducted at all times, unless the Borrower determines in good faith that the continued maintenance of such property is no longer economically desirable or the failure to comply with the foregoing would not have a Material Adverse Effect.

         SECTION 7.1.3. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective obligations and liabilities, including, without limitation, tax liabilities, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         SECTION 7.1.4. Insurance. The Borrower shall, and shall cause each of its Subsidiaries to maintain such insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including (i) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about in connection with the use of any properties owned, occupied or controlled by it and (ii) business interruption insurance; and maintain such other insurance as may be required by law.

         SECTION 7.1.5. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary to continue, to: (i) preserve, renew and keep in full force and effect their respective corporate existence except where the failure of any Subsidiary to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) preserve, renew and keep in full force and effect their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and; provided, however, that nothing in this Section 7.1.5 shall prohibit the dissolution of any Subsidiary, any permitted sale of any Subsidiary or a merger or consolidation that is permitted under Section 7.2.10.

         SECTION 7.1.6. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and the rules and regulations thereunder), except where compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.1.7. Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable advance notice will permit, and will cause each Subsidiary to permit, representatives of each Agent to visit during normal business hours and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and, subject to the right of the Borrower's representative to participate in any such discussions, independent public accountants at such reasonable times and as often as may reasonably, be desired.

         SECTION 7.1.8. Subsidiaries. The Borrower shall cause, pursuant to
Section 7.1.9, each of its direct and indirect U.S. Subsidiaries to become a Guarantor pursuant to the Subsidiary Guaranty, exclusive, however, of (i) any Subsidiary which constitutes a Joint Venture and (ii) any Subsidiary which is listed on Item 6.8 of the Disclosure Schedule, which is designated with an asterisk in such Item 6.8 and which either (x) is dissolved within 30 days of the Effective Date or (y) has revenues of $100,000 or less per Fiscal Year.

         SECTION 7.1.9. Future Subsidiaries. The Borrower shall promptly notify the Administrative Agent pursuant to clause (i) of Section 7.1.1 upon any Person becoming a Subsidiary, or upon an Obligor directly or indirectly acquiring additional Capital Stock of any existing Subsidiary, and

                  (a) such Person shall, if it is a U.S. Subsidiary that is not a Joint Venture, (i) execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty and the Security Agreement and
         (ii) to the extent such U.S. Subsidiary is required to pledge stock of a Subsidiary pursuant to clause (b) of this Section, become a party to the Pledge Agreement, if not already a party thereto as a pledgor, in a manner reasonably satisfactory to the Administrative Agent;

                  (b) the Borrower and each U.S. Subsidiary that is not a Joint Venture shall, pursuant to the Pledge Agreement, pledge to the Administrative Agent all of the outstanding shares of Capital Stock of each such new Subsidiary (other than any such new Subsidiary which is a BSG Government Solutions Entity) owned directly by the Borrower or such U.S. Subsidiary, along with undated stock powers for such certificates, executed in blank (or, if any such shares of Capital Stock are uncertificated, confirmation and evidence reasonably satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent, for the benefit of the Secured Parties, in accordance with Section 8-313, Section 8-321 and Section 9-115 of the U.C.C. or any other similar or local or foreign law which may be applicable); and

                  (c) the Borrower and each U.S. Subsidiary that is not a Joint Venture shall, pursuant to the Pledge Agreement, pledge to the Administrative Agent for its benefit and that of the Secured Parties, all intercompany notes evidencing Indebtedness of such new Subsidiary in favor of the Borrower or such U.S. Subsidiary (which shall be in a form acceptable to the Administrative Agent);

together, in each case, to the extent requested by the Administrative Agent, with such opinions of legal counsel for the Borrower (which shall be from counsel reasonably satisfactory to the Administrative Agent) relating thereto, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent; provided that such opinion shall only be required in respect of Subsidiaries having assets or revenues in excess of $5,000,000 at the time of compliance with this Section.

         SECTION 7.1.10. Use of Proceeds. The Borrower will use and apply the proceeds of the Credit Extensions as follows:

                  (a) to repay the Bridge Notes in full and all other Indebtedness (if any) identified in Item 7.2.2(b) of the Disclosure Schedule;

                  (b) for ongoing working capital and general corporate purposes of the Borrower and the Guarantors; and

                  (c) to pay fees and expenses associated with the Transaction.

         SECTION 7.2. Negative Covenants. The Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agent that until all Commitments have expired or terminated, all then accrued and unpaid monetary Obligations have been paid and performed in full and all Letters of Credit have expired or terminated (or the Issuer shall have received immediately available funds in a collateral account on terms reasonably satisfactory to the Issuer, in the amount of all Letter of Credit Outstandings), the Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business except those businesses activities described in the first recital and such other businesses as are similar or related thereto.

         SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than (without duplication):

                  (a) Indebtedness in respect of the Credit Extensions and other Obligations;

                  (b) until the date of the initial Credit Extension, Indebtedness that is to be repaid in full as further identified in
         Item 7.2.2(b) of the Disclosure Schedule;

                  (c) Indebtedness of the Borrower and its Subsidiaries in respect of the Senior Notes or outstanding on the date hereof and identified in Item 7.2.2(c) of the Disclosure Schedule;

                  (d) Indebtedness of the Borrower or any wholly-owned Subsidiary of the Borrower owing to any Guarantor, or of any Indebtedness of any Guarantor owing to the Borrower or another Guarantor, which Indebtedness shall, in each case, be evidenced by one or more promissory notes which have been pledged to the Administrative Agent for the benefit of the Secured Parties;

                  (e) Indebtedness in respect of Capital Expenditures (including Capital Leases) which, at the time made, is permitted pursuant to Section 7.2.7;

                  (f)  Cash Management Services Obligations;

                  (g) Indebtedness of the Borrower or any of its Subsidiaries incurred on account of financed insurance premiums for insurance required under Section 7.1.4 and as otherwise maintained by the Borrower or any such Subsidiary in the ordinary course of business;

                  (h) Hedging Obligations in respect of Indebtedness of the type described in clause (a) of the definition of "Indebtedness");

                  (i) Indebtedness of any Person that is in existence at the time it becomes or is consolidated into or merged with a Subsidiary of the Borrower or that is secured by any asset acquired by the Borrower or any Subsidiary at the time of such acquisition; provided that such Indebtedness is not incurred in contemplation of such Person becoming a Subsidiary or such acquisition of such asset by the Borrower or any of its Subsidiaries, as the case may be;

                  (j) Indebtedness incurred under Capital Leases as part of a sale-leaseback transaction of assets disclosed in Item 7.2.15 of the Disclosure Schedule;

                  (k) renewals, refinancings, refundings or extensions of any Indebtedness permitted by clauses (b), (e), (g), (h), (i) and (m) of this Section 7.2.2; provided, however, that no increase in the principal amount of any such Indebtedness in excess of accrued and unpaid interest thereon and costs and expenses associated therewith shall be permitted unless such increased amount would, at the time of such renewal, refinancing, refunding or extension, otherwise be permitted to be incurred pursuant to this Section and, if required, is applied pursuant to Section 3.1.1;

                  (l) Other Indebtedness the terms and conditions of which shall have been approved by the Required Lenders and, unless otherwise approved by the Required Lenders, the Net Debt Proceeds resulting therefrom are applied in accordance with clause (c) of Section 3.1.1;

                  (m) other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $5,000,000;

                  (n) Indebtedness of the Receivables Subsidiary which has been borrowed from a Person other than the Borrower or any Affiliate of the Borrower and is limited in recourse solely to the Receivables Subsidiary and its assets; and


                  (o) obligations of the Borrower and its Subsidiaries in respect of any performance, surety or appeal bond or similar instrument (including any letter of credit issued in lieu of any such bond) that is issued in the ordinary course of business in respect of any obligation of the Borrower or any of its Subsidiaries which is not otherwise prohibited by this Agreement or the other Loan Documents.

Notwithstanding the restrictions on Indebtedness contained in this Section, the Borrower and its Subsidiaries may incur Contingent Liabilities in respect of
(i) any Indebtedness of the Borrower or any Guarantor permitted under this Section and (ii) any contractual obligations of the Borrower or any Guarantor incurred in the ordinary course of business, except to the extent such contractual obligations constitute Indebtedness that would be prohibited by this Section.

         SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Stock of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations or other obligations secured pursuant to the Collateral Documents;

                  (b) until the date of the initial Credit Extension, Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

                  (c) Liens securing Indebtedness permitted by clause (b) of
         Section 7.2.2; Liens securing Indebtedness permitted by clause (e) of
         Section 7.2.2; provided, that such Lien does not extend to any property or asset other than that acquired or leased pursuant to the Capital Expenditure transaction pursuant to which such Indebtedness was incurred; Liens securing Indebtedness permitted by clause (i) of
         Section 7.2.2; provided that such Liens existed at the time such Person became or was merged into or consolidated with a Subsidiary or such asset was acquired, as the case may be (and was not created in contemplation of this clause), and such Lien does not extend to any property or assets other than that acquired in accordance with such clause (i) of Section 7.2.2; Liens securing Indebtedness which renews, refinances, refunds or extends other Indebtedness pursuant to clause
         (k) of Section 7.2.2; provided that such Lien either (x) was otherwise permitted to be created pursuant to this Section or (y) only extends to property or assets on which a Lien existed, as security for such Indebtedness which was renewed, refinanced, refunded or extended, immediately prior to such renewal, refinancing, refunding or extension; and Liens on cash collateral securing obligations of the type permitted pursuant to clause (n) of Section 7.2.2.

                  (d) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;

                  (e) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;

                  (f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or obligations or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money and other similar obligations;

                  (g) zoning ordinances, easements, licenses, restrictions on the use of real property and minor irregularities in title thereto which do not materially impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries or the value of such property;

                  (h) inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time;

                  (i) Liens identified on Item 7.2.3 of the Disclosure

                  (j) Liens securing Indebtedness and other obligations, in each case permitted hereby, in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                  (k) Liens securing Indebtedness permitted pursuant to clause
(n) of Section 7.2.2; and

                  (l) judgment Liens which do not otherwise constitute an Event of Default.

         SECTION 7.2.4. Financial Covenants. The Borrower will not permit to occur any of the events set forth below. Any term or provision hereof to the contrary notwithstanding, compliance with the financial covenants set forth in this Section 7.2.4 shall be determined from and after the date when the Compliance Certificates required pursuant to clause (c) of Section 7.1.1 are delivered in accordance with such Section following the conclusion of any applicable measurement period set forth below.

                  (a) The Borrower will not permit the Leverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


                         Period                                        Leverage Ratio
                         ------                                        --------------
                   7/1/98 - 12/31/98                                     4.00:1.0

                   1/1/99 - 3/31/99                                      3.75:1.0

                   4/1/99 - 6/30/99                                      3.50:1.0

                   7/1/99 - 9/30/99                                      3.25:1.0

                  10/1/99 - 12/31/99                                     3.00:1.0

                   1/1/00 - 6/30/00                                      2.75:1.0

                   7/1/00 - 12/31/00                                     2.50:1.0

                       Thereafter                                        2.25:1.0

                  (b) The Borrower will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:


                         Period                                    Interest Coverage Ratio
                         ------                                    -----------------------
                    1/1/98 - 6/30/98                                      2.00:1.0

                    7/1/98 - 12/31/98                                     2.25:1.0

                    1/1/99 - 3/31/99                                      2.50:1.0

                    4/1/99 - 6/30/99                                      2.75:1.0

                    7/1/99 - 9/30/99                                      3.00:1.0

                   10/1/99 - 12/31/99                                     3.25:1.0

                    1/1/00 - 3/31/00                                      3.50:1.0

                    4/1/00 - 6/30/00                                      3.75:1.0

                       Thereafter                                         4.00:1.0


                  (c) The Borrower will not permit EBITDA, for the period of four Fiscal Quarters ending on the last day of any Fiscal Quarter occurring during any period set forth below (or, if less, for the number of Fiscal Quarters ended since January 1, 1998) to be less than the applicable amount set forth opposite such period:


                         Period                                              Amount
                         ------                                              ------
                    1/1/98  -  3/31/98                                    $10,000,000


                         Period                                      Amount
                         ------                                      ------
                    4/1/98  -  6/30/98                             $25,000,000

                    7/1/98  -  9/30/98                             $44,000,000

                   10/1/98  -  12/31/98                            $62,500,000

                    1/1/99  -  3/31/99                             $67,500,000

                    4/1/99  -  6/30/99                             $70,000,000

                    7/1/99  -  9/30/99                             $72,500,000

                   10/1/99  -  12/31/99                            $75,000,000

                    1/1/00  -  3/31/00                             $80,000,000

                         Thereafter                                $85,000,000


                  (d) The Borrower will not permit, as of the end of any Fiscal Quarter, Net Worth to be less than an aggregate amount equal to (i) $465,000,000 plus (ii) 50% of cumulative positive Net Income from the Effective Date to the end of the Fiscal Quarter most recently ended on or prior to such date of determination less (iii) the aggregate amount of all accelerated write-offs of good-will to the end of such Fiscal Quarter.

         SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date (x) in Subsidiaries listed in Item 6.8 of the Disclosure Schedule or (y) identified in Item 7.2.5(a) of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) Investments in the form of Indebtedness permitted by clause (d) of Section 7.2.2 and equity investments in any Guarantor which is a wholly-owned Subsidiary of the Borrower;

                  (d) Investments in the form of the acquisition of stock, obligations or securities received in settlement or satisfaction of debt or other monetary obligations which are created in the ordinary course of business (and not in contemplation of satisfying this Section 7.2.5) and are owing to the Borrower or any of its Subsidiaries;

                  (e) Investments in the form of (x) an endorsement of a negotiable instrument for collection or deposit in the ordinary course of business or (y) usual and customary trade terms extended by the Borrower or any of its Subsidiaries to any customer in the ordinary course of business;

                  (f) Investments by the Borrower or any of its Subsidiaries in Joint Ventures, or by the Borrower or any of its Subsidiaries in connection with direct or indirect acquisitions of businesses and assets, which (i) would not cause a breach of Section 7.2.1, (ii) do not exceed $10,000,000 for any individual Investment or $25,000,000, in the aggregate, for all such Investments (whether or not related) made pursuant to this clause
         (f) during any Fiscal Year; provided, that, for purposes of determining compliance with this clause (f) in connection with any acquisition pursuant to this clause (f) of the type described in clause (f) of Section 7.2.2, each of the amounts set forth above in this clause (ii) shall be reduced, dollar for dollar for any transaction or Fiscal Year, as applicable, by the amount of any permitted Indebtedness assumed pursuant to clause (i) of Section 7.2.2 in respect of any such acquisition, and (iii) if made in the Receivables Subsidiary, do not exceed $2,000,000, inclusive of the amount of any Investments made in the Receivables Subsidiary pursuant to clause (j) below;

                  (g) Investments in the form of loans and advances made to directors, officers and employees of the Borrower pursuant to employee benefit, incentive or similar plans or arrangements for the purpose of enabling any such director, officer or employee to acquire Capital Stock of the Borrower; provided that the aggregate amount of all such loans and advances made in cash outstanding at any time pursuant to this clause (g) does not exceed $5,000,000;

                  (h) Investments received by the Borrower or any Subsidiary in connection with any sale or other disposition of assets permitted by
         Section 7.2.12;

                  (i) Investments constituting Capital Expenditures permitted pursuant to Section 7.2.7; and

                  (j) Investments not otherwise permitted by this Section 7.2.5 in an amount not to exceed $15,000,000 in the aggregate at any time outstanding; provided, that, (x) for purposes of determining compliance with this clause (j), in the event of any acquisition pursuant to this clause (j) of the type described in clause (i) of
         Section 7.2.2, the amount of any permitted Indebtedness assumed in connection with any such acquisition shall be included, dollar for dollar, as an Investment under this clause (j) in respect of any such acquisition, and (y) no more than $2,000,000 in the aggregate (inclusive of the amount of all Investments pursuant to clause
         (f)(iii) above) may be invested pursuant to this clause (j) in the Receivables Subsidiary.

Notwithstanding the restrictions on Investments contained in this Section, the Borrower and its Subsidiaries may incur Contingent Liabilities in respect of any Indebtedness of the Borrower or any Guarantor permitted under Section 7.2.2.

         SECTION 7.2.6. Restricted Payments, etc. On and at all times after the date hereof:

                  (a) the Borrower will not, and will not permit any of its Subsidiaries to, declare, pay or make any payment, dividend, distribution or exchange (in cash, property or obligations) on or in respect of any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than (i) dividends or distributions payable in its Capital Stock or warrants, options or other rights with respect to its Capital Stock and (ii) exchanges, splits or reclassifications of any of its Capital Stock into additional or other shares of its Capital Stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets (other than Capital Stock of the Borrower or any warrants, options or other rights with respect thereto) to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase, redeem or exchange, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, or any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower with any funds, property or assets (other than Capital Stock of the Borrower or any warrants, actions or other rights with respect thereto); provided, that the Borrower and its Subsidiaries may make payments up of to $1,000,000 per Fiscal Year to repurchase, redeem or otherwise acquire or retire any Capital Stock (or options or warrants for the same) of the Borrower or any of its Subsidiaries from any director, officer or employee or any employee plan or similar arrangement; and

                  (b) the Borrower will not, and will not permit any of its Subsidiaries to, (i) make any payment or prepayment of principal of, or make any payment of interest on, any Senior Notes on any day prior to the date fixed for payment therefor as set forth in the Senior Note Indenture and (y) pursuant to Sections 4.07 and 4.08 of the Senior
         Note Indenture (in each case as in effect on the date hereof) or (ii) except as permitted in clause (i) above, redeem, purchase or defease any Senior Notes;

The foregoing prohibited acts referred to in clauses (a) and (b) above are herein collectively referred to as "Restricted Payments".

         SECTION 7.2.7. Capital Expenditures, etc. Other than as listed in Item
7.2.15 of the Disclosure Schedule or with Casualty Proceeds reinvested in the business of the Borrower and its Subsidiaries pursuant to clause (e) of Section 3.1.1, the Borrower will not, and will not permit any Guarantor to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures (including Capitalized Lease Liabilities to the extent permitted as Indebtedness pursuant to clause (e) of Section 7.2.2) which do not aggregate in excess of the amount set forth below opposite such Fiscal Year:



          Fiscal Year                      Capital Expenditure Amount
          -----------                      ---------------------------
             1998                                  $40,000,000

             1999                                  $42,000,000; and

             2000                                  $46,000,000,


provided, however, that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year under this Section (other than Capital Expenditures permitted pursuant to any amount carried forward from the prior Fiscal Year pursuant to this proviso), such excess amount may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrower to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Borrower and its Subsidiaries using the amount of Capital Expenditures permitted by this Section without giving effect to such carry-forward).

         SECTION 7.2.8. Cash Settlement Payments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly make or agree to make any cash payments to settle any actual or threatened action, suit or proceeding constituting an actual, threatened or potential class action securities litigation, other than (i) settlement payments that are payable in cash but will be fully funded by one or more insurance carriers, without any payment (other than the deductibles and retentions) by the Borrower or any of its Subsidiaries or (ii) in connection with settlements disclosed in the any filing of the Borrower on Form 10-Q, Form 10-K or Form 8-K filed with the SEC on or prior to February 13, 1998.

         SECTION 7.2.9. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except on terms to the Borrower or such Subsidiary no less favorable in any material respect than terms that would be obtained by the Borrower or such Subsidiary in a comparable transaction negotiated and consummated in good faith and on an arm's-length basis from a Person that is not an Affiliate and is under no compulsion to consummate such transaction; in each case other than (a) any employment agreement or any employee benefit plan or similar arrangement entered into in the ordinary course of business or (b) transactions between or among the Borrower or any Guarantor.

         SECTION 7.2.10. Consolidations and Mergers. Neither the Borrower nor any of its Subsidiaries will consolidate or merge with or into any other Person, except that if before and after giving effect to any such consolidation or merger no Default shall have occurred and be continuing: (i) any Subsidiary of the Borrower may merge or consolidate with or into the Borrower if the Borrower is the surviving entity, (ii) any Subsidiary of the Borrower may merge or consolidate with or into any Subsidiary, provided that if a Guarantor is a party thereto, such Guarantor is the surviving entity or the surviving entity becomes a Guarantor and (iii) any Subsidiary of the Borrower that is not a U.S. Subsidiary may merge or consolidate with or into any other Subsidiary of the Borrower that is not a U.S. Subsidiary.

         SECTION 7.2.11. Stock of Subsidiaries. The Borrower will not, and will not permit any Guarantor to, (i) issue any Capital Stock (whether for value or otherwise) to any Person other than the Borrower or on a pro rata basis to all shareholders or equity owners of such Guarantor or (ii) become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock if immediately after giving effect thereto or such purchase, redemption, retirement, acquisition or payment a Default will have occurred and be continuing.

         SECTION 7.2.12. Permitted Dispositions. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer, directly or indirectly, any of its or their assets or, other than as permitted by Section 7.2.11, issue any equity securities of any Subsidiary which, in the case of all such transfers and issuances, would exceed $5,000,000 in the aggregate during any Fiscal Year , exclusive, however, of the following permitted transactions: (i) sales or other transfers of assets listed in Item
7.2.12 of the Disclosure Schedule, (ii) licenses (as licensor or licensee) of trademarks and copyrights to customers in the ordinary course of business,
(iii) leases and subleases of assets in the ordinary course of business, (iv) sales of assets (including, without limitation, Cash Equivalents and uneconomical, obsolete, surplus, abandoned or out-dated equipment) in the ordinary course of business, (v) sales, leases, licenses or other transfer of assets to the Borrower or any Guarantor, (vi) sales, leases, licenses or other transfers of assets by a Subsidiary that is not a Guarantor to any other such Subsidiary or to the holders of its Capital Stock on a pro rata basis, and
(vii) sales, leases, licenses or other transfers permitted as Investments permitted pursuant to clauses (f) or (j) of Section 7.2.5 (sales, leases, licenses and other transfers of the types described in clauses (ii) through (vii) hereof being, collectively, "Excluded Dispositions"). Any term or provision hereof to the contrary notwithstanding, at least 80% of the consideration received by the Borrower or any of its Subsidiaries in respect of any sale, disposition or other transfer permitted hereunder, other than any Excluded Disposition, shall be in cash.

         SECTION 7.2.13. Modification of Certain Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Required Lenders, directly or indirectly, make or cause to be made any material change, modification or alteration in the terms or conditions of any Senior Note Document or any schedules, exhibits or agreements related thereto, in each case which would adversely affect the rights or remedies of the Lenders, or would materially adversely affect the Borrower's or such Subsidiary's ability to perform hereunder or under any Loan Document.

         SECTION 7.2.14. Restrictive Agreements, etc. With the exception of (x) this Agreement or any other Loan Document, (y) any agreement governing Indebtedness permitted by clause (b) of Section 7.2.2 as in effect on the Effective Date, and (z) any agreement renewing, extending, refunding, refinancing, amending or otherwise modifying any agreement referred to in the preceding clause (y) so long as such agreement is not more restrictive, taken as a whole, in respect of the matters set forth in this Section than the applicable agreement referred to in the preceding clause (y), the Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting (i) the ability of any Obligor to amend or otherwise modify this Agreement or any other Loan Document or (ii) the ability of any Subsidiary (other than a Subsidiary which is a Joint Venture) to make any payments, directly or indirectly, to the Borrower or any Guarantor, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

         SECTION 7.2.15. Sale and Leaseback. Except in respect of assets disclosed in Item 7.2.15 of the Disclosure Schedule, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. Any Obligor shall default in the payment or prepayment when due of (i) any principal of any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.2 or Section 2.6.4, as the case may be. Any Obligor shall default on the payment when due of any interest on any Loan, any fee described in Article III or any other monetary Obligation (including any Additional Compensation Amount) and such default shall continue unremedied for a period of five Business Days after such amount was due.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance or observance of any of its obligations under clause (d) or (i) of Section 7.1.1, Section 7.1.9 or Section 7.2.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (after giving effect to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than any Obligations) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

         SECTION 8.1.6. Judgments, etc. Any judgment or order for the payment of money in excess of $1,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has not disavowed or denied, in writing, its responsibility to cover such judgment or order) shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 60 days after the entry thereof.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan which would reasonably be expected to result in a Material Adverse Effect:

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         SECTION 8.1.8. Change in Control.  Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any Guarantor shall

                  (a) generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in, or permit or suffer to exist, the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, that the Borrower hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower or a Guarantor, as the case may be, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Guarantor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, that the Borrower hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing any of the foregoing.

         SECTION 8.1.10. Impairment of Security or Collateral, etc. Any Collateral Document or other Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except for Permitted Liens or as permitted under any Loan Document, the Liens created under any Collateral Documents shall at any time fail to constitute valid and perfected Liens on at least 95% of the value of all of the Collateral purported to be secured thereby, subject to no prior or equal Lien other than Permitted Liens.

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Borrower or any other Person shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, require the Borrower to provide cash collateral to be deposited with the Administrative Agent in an amount equal to the undrawn amount of all Letter of Credit Outstandings, and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.


                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.1. Actions. Each Lender hereby appoints DLJ as its Syndication Agent and Wachovia as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agree that they will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent's gross negligence or wilful misconduct. The Agents shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agents shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 3:00 p.m., Atlanta, Georgia time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of a Lender), at the Federal Funds

Rate (for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. None of the Agents, the Swing Line Lender, the Issuer or any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent, the Swing Line Lender or the Issuer shall not obligate it to make any further inquiry or to take any action. The Agents, the Swing Line Lender and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents, the Swing Line Lender or the Issuer believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Syndication Agent may resign as such upon one Business Day's notice to the Borrower and the Administrative Agent. The Administrative Agent may (i) resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders or (ii) be replaced at any time upon at least 30 days' prior notice from the Borrower to the Agents and the Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender acceptable to the Borrower as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (reasonably satisfactory to the Borrower), which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having (x) a combined capital and surplus of at least $250,000,000 and (y) a credit rating of AA or better by Moody's or a comparable rating by S&P; provided, however, that if, after expending all reasonable commercial efforts, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in clause (y) above, such retiring Administrative Agent, shall be permitted to appoint as its successor from all available commercial banking institutions willing to accept such appointment such institution having the highest credit rating of all such available and willing institutions. Any, term or provision hereof to the contrary notwithstanding, the Borrower shall not be permitted to replace the Administrative Agent unless it has found a successor Administrative Agent which is willing to accept such appointment and is either satisfactory to the Required Lenders or meets the requirements set forth in the immediately preceding sentence. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

                  (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                  (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.


         SECTION 9.5. Credit Extensions by each Agent. Each Agent, the Swing Line Lender and the Issuer shall have the same rights and powers with respect to (x) (i) in the case of the Agents and the Swing Line Lender, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of the Issuer, the Loans made by it or any of its Affiliates, and (y) the Notes held by such Agent, the Swing Line Lender, the Issuer or any of their respective Affiliates as any other Lender and may exercise the same as if it were not an Agent or the Issuer. Each Agent, the Swing Line Lender, the Issuer and each and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if such Agent, the Swing Line Lender or Issuer were not an Agent, the Swing Line Lender or the Issuer hereunder.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent, the Documentation Agent, the Arranger, the Swing Line Lender, the Issuer and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent, the Documentation Agent, the Arranger, the Swing Line Lender, the Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement or any other Loan Document.

         SECTION 9.8. The Swing Line Lender, the Issuer, the Syndication Agent and the Administrative Agent. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Swing Line Lender, the Issuer and the Agents, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Swing Line Lender, the Issuer or any Agent, as applicable, in such capacity except as are explicitly set forth herein or in the other Loan Documents.



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

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

                  (a) extend the Stated Maturity Date or modify this Section
         10.1 without the consent of all Lenders;

                  (b) increase the aggregate amount of any Lender's Percentage of any Commitment Amount, increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments (except pursuant to a waiver or amendment permitted hereby) or reduce any fees described in Article III payable to any Lender without the consent of such Lender;

                  (c) extend the Stated Maturity Date for any Lender's Loan, or reduce the principal amount of or rate of interest on any Lender's Loan, without the consent of such Lender (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (d) change the definition of "Required Lenders" or any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (e) increase the Stated Amount of any Letter of Credit or any Lender's Percentage in such Letter of Credit or any Letter of Credit Outstandings in respect thereof, unless consented to by the Issuer of such Letter of Credit;

                  (f) except as otherwise contemplated in the Loan Documents, release (i) any Guarantor from its obligations under a Subsidiary Guaranty or (ii) all or substantially all of the Collateral under the Loan Documents, in either case without the consent of all Lenders as expressly provided herein or therein;

                  (g) change any of the terms of clause (iii) of Section 2.1.4 or Section 2.3.2 without the consent of the Swing Line Lender; or

                  (h) affect adversely the interests, rights or obligations of any Agent (in its capacity as such), the Swing Line Lender (in its capacity as Swing Line Lender) or the Issuer (in its capacity as Issuer), unless consented to by such Agent, the Swing Line Lender or the Issuer, as the case may be.

No failure or delay on the part of any Agent, the Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower or any other Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         For purposes of this Section 10.1, the Administrative Agent, in coordination with the Syndication Agent, shall have primary responsibility, together with the Borrower, in the negotiation, preparation, and documentation relating to any amendment, modification or waiver of this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

         SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Any term or provision hereof to the contrary notwithstanding, for purposes of this Agreement and each other Loan Document a "writing" shall include a facsimile.

         SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of each of the Agents (including the reasonable fees and reasonable out-of-pocket expenses of counsel to the Agents and of local counsel, if any, who may be reasonably retained by counsel to the Agents) in connection with

                  (a) the syndication prior to April 30, 1998 by the Syndication Agent of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

                  (b) the filing, recording, refiling or rerecording of any Loan Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes, Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by each Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with the Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations; provided, that the Borrower shall only be obligated to reimburse such legal expenses of one legal firm representing the Lenders in their capacity as Lenders and the fees and expenses of one consulting firm engaged by (or on behalf of) the Agents, except to the extent (in the case of the legal firm) the representation of all of the Lenders by a single law firm would give rise to a conflict of interest for such firm (including by way of representing the Agents in their respective capacities as Agents).

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrower hereby indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection with any such action, cause of action or suit (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension), provided that any such action is resolved in favor of such Indemnified Party;

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Notes and any transfer of the property of the Borrower or any of its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, the Borrower or such Subsidiary);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence, bad faith or wilful misconduct. Except to the extent of any Secured Party's gross negligence, bad faith or wilful misconduct, the Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any such Secured Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary contained in this
Section 10.4, the Indemnified Parties shall be collectively represented by a single legal counsel except for any such Indemnified Party that such counsel may not represent as a result of a conflict of interest.

         SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Sections 9.1 and 10.13, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3, 10.4 and 10.13) and any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Agents and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

         SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT FEES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR MORTGAGE HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement, the Notes, the other Loan Documents and the Fee Letters constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this Section 10.11.

         SECTION 10.11.1. Assignments.

                  (a) With the consent of the Borrower, the Agents and, in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments, the Issuer (provided, that (i) such consents shall not be unreasonably withheld or delayed and (ii) no such consents shall be required in the case of any Lender or Issuer during the continuation of an Event of Default) any Lender may at any time assign and delegate to one or more commercial banks or other financial institutions, and

                  (b) upon notice to the Borrower, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the Issuer, any Lender may assign and delegate to any of its Affiliates or Related Funds or to any other Lender (but only so long as the same does not result in any increased obligation of the Borrower pursuant to Section 4.3, 4.4, 4.5, 4.6 or 10.3), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments in a minimum aggregate amount of $5,000,000 (or, if less, the entire remaining amount of such Lender's Loans, Letter of Credit Outstandings and Commitments); or such lesser amount as the Borrower and the Agents may agree; provided, however, the assigning Lender must assign a pro rata portion of each of its Loans, Commitments and interest in Letters of Credit Outstandings. Each Obligor and the Agents shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until

         (c) notice of such assignment and delegation, together with (i) payment instructions, (ii) the Internal Revenue Service Forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, and (iii) addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrower and the Agents by such assignor Lender and such Assignee Lender;

         (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents; and

         (e) the processing fees described below shall have been paid.

From and after the date that the Agents accept such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Promptly after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement and request from the Assignee Lender for a Note, but subject to clause (c), the Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder (and if requested by such Lender), a replacement Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the Borrower. Accrued interest on that part of each predecessor Note evidenced by a new Note, and accrued fees, shall be paid to the assignor or Assignee Lender as provided in the Lender Assignment Agreement. Accrued interest on that part of each predecessor Note evidenced by a replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender (unless the Assignor Lender or Assignee Lender is DLJ or any of its Affiliates) must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrower or the Administrative Agent) pledge its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) under this Agreement and/or its Loans and/or its Notes hereunder (i) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee, in either case without notice to or consent of the Borrower or the Agents; provided, however, that (A) such Lender shall remain a "Lender" under this Agreement and shall continue to be bound by the terms and conditions set forth in this Agreement and the other Loan Documents, and (B) any assignment by such trustee shall be subject to the provisions of clause (a) of this Section 10.11.1.

         (f) In the event that S&P or Moody's, shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, then the Borrower and each Issuer shall each have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with a financial institution (a "Replacement Lender") acceptable to the Borrower and the Administrative Agent (such consents not to be unreasonably withheld or delayed; provided, that no such consent shall be required if the Replacement Lender is an existing Lender (but only so long as the same does not result in any increased obligation of the Borrower pursuant to Section 4.3, 4.4, 4.5, 4.6 or 10.3)) and meeting the requirements set forth in clause (a) above, and upon any such downgrading of any Lender's long-term certificate of deposit rating, each such Lender hereby agrees to transfer and assign (in accordance with Section 10.11.1) all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations) to such Replacement Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Replacement Lender shall be in the amount of such Lender's Loans and its Percentage of outstanding Reimbursement Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.2, 4.3, 4.5 and 4.6, which shall be paid by the Borrower), owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

         (g) On or promptly after the effective date of an assignment described in clause (f), the Borrower shall issue a replacement Note or Notes, as the case may be, to such Replacement Lender and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

         SECTION 10.11.2. Participations. Any Lender may sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, participations in Letters of Credit and Letter of Credit Outstandings or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) the Borrower and each other Obligor, the Agents and the Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate or Related Fund of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (a), (b), or, to the extent requiring the consent of each Lender, clause (c) of Section 10.1; and

                  (e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that, subject to clause (e) above, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6, and shall only be indemnified pursuant to Sections 10.3 and 10.4, if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrower for such increased costs or other amounts, as the case may be. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section 10.11.2 shall indemnify and hold harmless the Borrower and the Agents from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by the Borrower or any Agent as a result of the failure of the Borrower or such Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or such Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, such Agent or such Lender, and did in fact so deliver, a duly completed and valid Form 1001 or 4224 (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

         SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. Confidentiality. The Lenders shall hold all non-public information (which shall include all financial information as well as any other information which has been identified as such by the Borrower) obtained pursuant to the requirements of, or otherwise in connection with, this Agreement or any other Loan Document in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, and, on a confidential basis, their Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                  (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                  (b) prior to any such disclosure pursuant to this Section 10.13, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing for the benefit of the Borrower (i) to be bound by this Section 10.13; and (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.13; and

                  (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

         SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER IRREVOCABLY

CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.15. Waiver of Jury Trial. THE AGENTS, EACH LENDER, THE ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDER, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. EACH SUCH PERSON ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, EACH LENDER AND THE ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 10.16. Termination. This Agreement and the other Loan Documents and all of the covenants, agreements and other obligations of the Borrower and the other Obligors hereunder and thereunder (other than such Obligations set forth in Section 10.4 and all other such Obligations which by their terms expressly survive any such termination) shall terminate when all the Commitments have expired or terminated, all then accrued or due and payable monetary Obligations have been paid in full and all Letters of Credit have expired or terminated (or the Issuer shall have received cash (in a cash collateral account on terms reasonably satisfactory to the Issuer) in the amount of all Letter of Credit Outstandings).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  MEDAPHIS CORPORATION


                                  By:
                                     -----------------------------------------
                                     Title:

                                  Address: 2700 Cumberland Parkway, Suite 300
                                           Atlanta, Georgia  30339

                                  Facsimile No.: (770) 444-4503

                                  Attention: Chief Financial Officer, with a copy to the General Counsel (Facsimile No.:
                                  (770) 444-4502)




                                  DLJ CAPITAL FUNDING, INC,
                                   as the Syndication Agent and as a Lender


                                  By:
                                     -----------------------------------------
                                     Title:

                                  Address: 277 Park Avenue
                                           New York, NY 10172

                                  Facsimile No.: (212) 892-7542

                                  Attention: James Paradise

                                  WACHOVIA BANK, N.A.,
                                   as the Administrative Agent and as a Lender


                                  By:
                                     -----------------------------------------
                                     Title:

                                  Address: 191 Peachtree Street, N.E.
                                           Atlanta, Georgia 30303

                                  Facsimile No.: (404) 332-6920

                                  Attention:  Structured Finance -- Cash Flow

                                                                    EXHIBIT A-1




                                 REVOLVING NOTE


$25,000,000.00                                                 February 20, 1998

     FOR VALUE RECEIVED, the undersigned, MEDAPHIS CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of WACHOVIA BANK, N.A., (the "Lender") on the Stated Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of February 20, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the various financial institutions as are or may from time to time become parties thereto, DLJ Capital Funding, Inc., as Syndication Agent, and Wachovia Bank, N.A., as Administrative Agent.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

     This Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                   MEDAPHIS CORPORATION


                                   By: _________________________________
                                       Title:

                     REVOLVING LOANS AND PRINCIPAL PAYMENTS



=============================================================================================================
         Amount of Revolving                  Amount of Principal    Unpaid Principal
              Loan Made                             Repaid               Balance
        ---------------------   Interest     -----------------------------------------
         Base        LIBO        Period        Base        LIBO       Base      LIBO                Notation
Date     Rate        Rate    (If Applicable)   Rate        Rate       Rate      Rate    Total       Made By
=============================================================================================================
-------------------------------------------------------------------------------------------------------------
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=============================================================================================================

                                                                     EXHIBIT A-2

                                SWING LINE NOTE

$7,500,000.00                                                  February 13, 1998

       FOR VALUE RECEIVED, the undersigned, MEDAPHIS CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of WACHOVIA BANK, N.A. (the "Swing Line Lender") on the Stated Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000.00) or, if less, the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender pursuant to that certain Credit Agreement, dated as of February 13, 1998 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the various financial institutions as are or may become parties thereto, DLJ Capital Funding, Inc., as Syndication Agent and Wachovia Bank, N.A., as Administrative Agent.

       The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

       Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Swing Line Lender pursuant to the Credit Agreement.

       This Swing Line Note is the Swing Line Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swing Line Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Swing Line Note and on which such Indebtedness may be declared to be immediately due and payable.

       All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

       THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                               MEDAPHIS CORPORATION


                                               By:
                                                   ----------------------------
                                                   Title:

                    SWING LINE LOANS AND PRINCIPAL PAYMENTS





================================================================================
            of Swing       Amount of      Outstanding
             Line          Principal       Principal               Notation
Date       Loan Made         Repaid         Balance      Total      Made By
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